UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HEALTH MANAGEMENT ASSOCIATES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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HEALTH MANAGEMENT ASSOCIATES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2010

The annual meeting of stockholders of Health Management Associates, Inc. will be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109 on Tuesday, May 18, 2010 at 1:30 p.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	To elect nine directors.

•

To approve a proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan. The sole purpose of the amendment to the plan is to expand the class of eligible participants under the plan to include non-employee members of our board of directors. If approved, the amendment will not be dilutive and will add only eight new eligible participants.

•	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

•	To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on March 22, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy R. Parry
Corporate Secretary
April 5, 2010

HEALTH MANAGEMENT ASSOCIATES, INC.

PROXY STATEMENT

Why Are These Proxy Materials Being Provided to Stockholders?

The board of directors of Health Management Associates, Inc. has made these proxy materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail in connection with the solicitation of proxies by the board for use at the 2010 annual meeting of stockholders. The 2010 annual meeting will be held on Tuesday, May 18, 2010, at 1:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders.

Why Did We Mail a Notice Regarding the Internet Availability of Proxy Materials to Stockholders Instead of Mailing a Full Set of Proxy Materials?

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to make this proxy statement and our annual report available to our stockholders on the Internet. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce printing and shipping costs as well as the environmental impact of the annual meeting. On April 5, 2010, we mailed a notice to stockholders containing instructions on how to access our proxy statement and annual report and how to vote.

Location of Annual Meeting

The annual meeting will be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109.

Principal Executive Offices

Our principal executive offices are located at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710. Our telephone number is 239-598-3131.

Record Date and Outstanding Shares

Stockholders of record at the close of business on March 22, 2010, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated class A common stock, $0.01 par value per share, referred to in this proxy statement as common stock. As of the record date, 249,873,898 shares of our common stock were issued and outstanding.

Voting

Each stockholder of record is entitled to one vote for each share of common stock held as of the record date.

Instructions for Internet Voting. Stockholders may vote by proxy online by following the instructions contained in the notice that was delivered by mail. Stockholders who request printed copies of our proxy materials by mail may vote by mail, telephone or via the Internet. When voting on the Internet, stockholders who indicate that they wish to vote in accordance with the recommendations of the board of directors will have their shares voted: (1) FOR the election of the nine director nominees described in this proxy statement; (2) FOR the proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan; and (3) FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Instructions for Mail and Telephone Voting. Stockholders who wish to vote by mail or telephone should follow the instructions on the proxy card. Shares voted by telephone or represented by written proxies that are properly dated, executed and returned will be voted at the annual meeting in accordance with the instructions given by telephone or on such written proxies. If no specific instructions are given, shares will be voted: (1) FOR the election of the nine director nominees described in this proxy statement; (2) FOR the proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan; and (3) FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Instructions for Voting In Person. Stockholders may vote in person at the annual meeting. Ballots will be provided to stockholders who wish to vote at the annual meeting.

Effect of Not Casting Your Vote and Broker Non-Votes

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and the proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was permitted to vote those shares on your behalf in the election of directors as they deemed appropriate.

Recent regulatory changes were made to eliminate the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Likewise, if you do not instruct your bank or broker how to vote on the proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares to ratify the selection of our independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the meeting.

Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for the purpose of determining the number of shares voting in the election of directors and the proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan and will therefore have no affect on these proposals.

Vote Required

The table below indicates the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of nine directors	Plurality of the votes duly cast (1)

Two	Approval of the Amendment No. 2 to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan for the sole purpose of expanding the class of eligible participants under the plan to include non-employee members of our board of directors. This amendment will not increase the number of shares currently available for grants under the plan and, therefore, will not be dilutive.	Majority of the votes duly cast

Three	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010	Majority of the votes duly cast (2)

(1)	Under our corporate governance guidelines, any director nominee who is elected at an annual meeting but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee, which will recommend to the board of directors the action to be taken with respect to any such tendered resignation.

(2)	The selection of Ernst & Young LLP as our independent registered public accounting firm is being presented to stockholders for ratification. The audit committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

Recommendations of our Board of Directors

Our board of directors recommends that stockholders vote their shares: (1) FOR each of the nine director nominees; (2) FOR the proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan; and (3) FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Revocability of Proxies

You can change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of four ways:

•    vote again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

•    submit a signed proxy card with a later date;

•    vote in person at the annual meeting; or

•    notify our corporate secretary in writing before the annual meeting that you are revoking your proxy.

Attendance at the annual meeting will not automatically revoke your previously submitted proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from such broker, bank or other nominee confirming both (1) your beneficial ownership of such shares on March 22, 2010; and (2) that such broker, bank or other nominee is not voting such shares at the annual meeting.

Solicitation of Proxies

We are making this solicitation of proxies in order to provide all stockholders of record on March 22, 2010 with an opportunity to vote on matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so.

We have retained Georgeson Inc. to assist us in the solicitation of proxies for the annual meeting. We have agreed to pay Georgeson Inc. a fee of approximately $12,500, plus expenses, for their services.

Quorum

A quorum is required for stockholders to conduct business at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote at the annual meeting will constitute a quorum.

Effect of Abstentions

Abstentions are counted for the purpose of determining the presence or absence of a quorum and will have the same effect as a vote against a proposal (other than in the election of directors, who are elected by a plurality of the votes cast).

Where Can Annual Meeting Voting Results Be Found?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspectors of election and will be reported on a Current Report on Form 8-K that will be filed by us with the Securities and Exchange Commission within four business days after the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below presents certain information as of March 22, 2010 regarding shares of common stock held by: (1) each stockholder known by us to be the beneficial holder of more than 5% of our common stock; (2) each of our directors; (3) each of our “named executive officers” (as defined on page 35); and (4) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (1)(2)	Percent of Class

William J. Schoen (3)	5,948,176	2.4%

Gary D. Newsome (4)	1,764,821	-

Kent P. Dauten (5)	473,263	-

Donald E. Kiernan (6)	81,000	-

Robert A. Knox (7)	294,717	-

William E. Mayberry, M.D. (8)	80,987	-

Vicki A. O’Meara	47,237	-

William C. Steere, Jr. (9)	68,500	-

Randolph W. Westerfield, Ph.D. (7)	74,750	-

Kelly E. Curry (10)	916,116	-

Robert E. Farnham (11)	842,034	-

Joseph C. Meek (12)	29,498	-

Timothy R. Parry (13)	662,601	-

Wellington Management Company, LLP (14) 75 State Street Boston, MA 02109	25,547,640	10.2%

BlackRock, Inc. (15) 40 East 52nd Street New York, NY 10022	16,866,845	6.8%

Vanguard Specialized Funds - Vanguard Health Care Fund (16) 100 Vanguard Boulevard Malvern, PA 19355	15,756,900	6.3%

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares (1)(2)	Percent of Class
Viking Global Investors LP (17) 55 Railroad Avenue Greenwich, CT 06830	13,229,850	5.3%

FMR LLC (18) 82 Devonshire Street Boston, MA 02109	12,784,470	5.1%

All directors and executive officers as a group (13 persons) (19)	11,283,700	4.5%

(1)	As reported by such persons as of March 22, 2010, with percentages based on 249,873,898 shares issued and outstanding, except where the person has the right to receive shares within the next 60 days (as indicated in the footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by such stockholder. We have omitted percentages of less than 1% from the table.

The address for each director and named executive officer is c/o Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710.

(2)	The amount shown for each director and named executive officer includes shares of restricted stock.

(3)	The amount shown includes: (a) an aggregate of 5,588,988 shares held directly or indirectly by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary; and (b) 359,188 shares held by the Schoen Foundation, of which Mr. Schoen is Chairman.

(4)	The amount shown includes 125,000 shares issuable upon exercise of a presently exercisable option.

(5)	The amount shown includes: (a) 11,250 shares issuable upon exercise of presently exercisable options; and (b) 426,138 shares held jointly by Mr. Dauten and his wife in a brokerage account, which has margin capability.

(6)	The amount shown includes 16,250 shares issuable upon exercise of presently exercisable options.

(7)	The amount shown includes 11,250 shares issuable upon exercise of presently exercisable options.

(8)	The amount shown includes: (a) 20,000 shares issuable upon exercise of presently exercisable options; and (b) 5,062 shares held by Dr. Mayberry as trustee of the W.E. Mayberry Trust.

(9)	The amount shown includes 15,000 shares issuable upon exercise of presently exercisable options.

(10)	The amount shown includes: (a) 624,310 shares held by Mr. Curry individually; (b) 281,693 shares held jointly by Mr. Curry and his wife; (c) 10,000 shares held by a revocable trust; and (d) 113 shares held in Mr. Curry’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(11)	The amount shown includes: (a) 452,964 shares issuable upon exercise of presently exercisable options; (b) 332,895 shares held by Mr. Farnham individually; (c) 8,739 shares held jointly by Mr. Farnham and his wife; and (d) 47,436 shares held in Mr. Farnham’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(12)	The amount shown includes: (a) 26,341 shares held by Mr. Meek individually; and (b) 3,157 shares held in Mr. Meek’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(13)	The amount shown includes: (a) 373,443 shares issuable upon exercise of presently exercisable options; (b) 282,566 shares held by Mr. Parry individually; (c) 2,000 shares held by Mr. Parry’s wife; and (d) 4,592 shares held in Mr. Parry’s account under the Health Management Associates, Inc. Retirement Savings Plan, as to which shares he has investment power only.

(14)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 4 to Schedule 13G dated February 12, 2010 filed with the Securities and Exchange Commission by Wellington Management Company, LLP. These shares are owned of record by clients of Wellington Management Company, LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities except Vanguard Specialized Funds - Vanguard Health Care Fund. Wellington Management Company, LLP, in its capacity as an investment advisor, has shared voting power with respect to 5,808,940 of such shares and shared dispositive power with respect to all 25,547,640 shares.

(15)	This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G dated January 20, 2010 filed with the Securities and Exchange Commission by BlackRock, Inc. BlackRock, Inc. has sole voting and sole dispositive power with respect to all 16,866,845 shares.

(16)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 3 to Schedule 13G dated February 1, 2010 filed with the Securities and Exchange Commission by Vanguard Specialized Funds - Vanguard Health Care

Fund. Vanguard Specialized Funds - Vanguard Health Care Fund has sole voting power with respect to all 15,756,900 shares.

Our wholly-owned captive insurance subsidiary that is domiciled in the Cayman Islands maintained investments with an aggregate fair market value of approximately $15.7 million in publicly-traded Vanguard mutual funds as of February 28, 2010. Such investments were made on an arms-length basis.

(17)	This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G dated February 16, 2010 filed with the Securities and Exchange Commission by Viking Global Investors LP (“VGI”), Viking Global Equities LP (“VGE”), Viking Global Equities II LP (“VGEII”), Viking Global Performance LLC (“VGP”), Viking Long Fund GP LLC (“VLFGP”), Viking Long Fund Master Ltd. (“VLFM”), O. Andreas Halvorsen, David C. Ott and Thomas W. Purcell. VGI provides managerial services to VGE and VGEII and has shared voting and dispositive power with respect to all 13,229,850 shares; VGP is the general partner of VGE and VGEII and has shared voting and dispositive power with respect to 12,636,550 shares; VGE has shared voting and dispositive power with respect to 4,271,200 shares; VGEII has shared voting and dispositive power with respect to 240,500 shares; VLFGP, the general partner of VLFM, and VLFM each have shared voting and dispositive power with respect to 593,300 shares; O. Andreas Halvorsen, David C. Ott and Thomas W. Purcell, as Executive Committee Members of VGI, VGP and VLFGP have shared voting and dispositive power with respect to all 13,229,850 shares. None of Messrs. Halvorsen, Ott or Purcell directly owns any shares of common stock other than through the funds.

(18)

This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G dated February 12, 2010 filed with the Securities and Exchange Commission by FMR LLC. FMR LLC has sole voting power with respect to 3,002,420 shares and sole dispositive power with respect to all 12,784,470 shares. The amount shown includes 8,849,420 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, as a result of its acting as investment advisor to various investment companies (the “Funds”) registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, and the Funds, each has sole dispositive power with respect to all 12,784,470 shares owned by the Funds. Sole power to vote or direct the voting of these shares resides with the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, beneficially owns 2,842,620 shares as a result of its serving as investment manager of institutional accounts owning such shares. Mr. Johnson and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power with respect to all 2,842,620 shares and sole power to vote or direct the voting of 1,906,670 shares owned by the institutional accounts managed by Pyramis Global Advisors Trust Company. The amount shown also includes 500 shares held by Strategic Advisers, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a wholly-owned subsidiary of FMR LLC, and 1,091,930 shares held by FIL Limited, a Bermudan company, and various foreign-based subsidiaries, which provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FMR LLC states that FIL Limited and FMR LLC are separate and independent corporate entities and that they are of the view that they are not acting as a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute their beneficial ownership of securities to each other. However, FMR LLC voluntarily reports as if all of the shares are beneficially owned by FMR LLC and FIL Limited on a joint basis.

(19)	See footnotes 3 through 13 to this table.

PROPOSAL ONE

ELECTION OF DIRECTORS

The number of directors constituting our board of directors is currently set at nine. At this year’s annual meeting, stockholders will elect nine directors to hold office until the next annual meeting of stockholders or until each of their successors is duly elected and qualified.

Based on the recommendations of our corporate governance and nominating committee, we have nominated William J. Schoen, Gary D. Newsome, Kent P. Dauten, Donald E. Kiernan, Robert A. Knox, William E. Mayberry, M.D., Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. for election as directors. All director nominees currently serve on our board of directors and we recommend their re-election at the annual meeting. Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors.

If you indicate when voting that you wish to vote in accordance with the recommendations of the board of directors, proxies will be voted FOR the election of each of the nine director nominees.

Under our corporate governance guidelines, any director nominee who is elected at an annual meeting but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee, which will recommend to the board of directors the action to be taken with respect to any such tendered resignation.

We do not contemplate that any of the director nominees will be unable to serve as a director but, if that event should occur prior to the voting of the proxies, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine, provided that proxies cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

The biographies of each of the director nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the particular experiences, qualifications, attributes or skills that our corporate governance and nominating committee and our board of directors considered when determining that the person should continue to serve as one of our directors.

Name and Background	Year First Elected Director

William J. Schoen, age 74, has served as our Chairman of the Board since April 1986. He became our President and Chief Operating Officer in December 1983, Co-Chief Executive Officer in December 1985 and Chief Executive Officer in April 1986. He served as President until April 1997 and Chief Executive Officer until January 2001. From 1982 to 1987, Mr. Schoen was Chairman of Commerce National Bank, Naples, Florida and from 1973 to 1981 he was President, Chief Operating Officer and Chief Executive Officer of The F&M Schaefer Corporation, a consumer products company. From 1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of Indian Head, Inc. Mr. Schoen currently serves on the Board of Trustees of the University of Southern California and numerous non-profit organizations.

Key Attributes, Experience and Skills:

Mr. Schoen has more than 25 years of experience as our President, Chief Executive Officer or Chairman. This experience provides Mr. Schoen a deep and unique understanding of our company and our industry. Mr. Schoen has broad business experience, having served as chief executive officer or chairman with companies in the health care, consumer products and banking industries, and utilizes this broad experience in reviewing and advising us with respect to our business plans, budgets, business strategies, commercial and investment banking relationships and potential capital markets transactions.

1983

Gary D. Newsome, age 52, became our President and Chief Executive Officer and a director in September 2008. From early 1998 until September 2008, Mr. Newsome was employed by Community Health Systems, Inc. He joined Community Health Systems, Inc. as a Group Vice President and by the end of his tenure with the company he was a Division President with responsibility for hospitals in Illinois, New Jersey, Pennsylvania, Tennessee and West Virginia. Mr. Newsome previously held management positions with us from June 1993 to March 1998, including Divisional Vice President, Assistant Vice President/Operations and Group Operations Vice President. Mr. Newsome is a member of the American College of Healthcare Executives.

Key Attributes, Experience and Skills:

Mr. Newsome has over 15 years of senior management experience in the health care industry, including five years of management experience with us. In particular, Mr. Newsome has extensive experience in all aspects of hospital operations and organizational management. As our President and Chief Executive Officer, Mr. Newsome has a thorough knowledge of our company and our industry.

2008

Name and Background	Year First Elected Director

Kent P. Dauten, age 54, served on our board of directors from March 1981 through May 1983 and from June 1985 through September 1988. He was again elected a director in November 1988 and has served on our board continuously since that time. Since February 1994, Mr. Dauten has been President, and since June 2005, he has been Managing Director, of Keystone Capital, Inc., a private investment advisory firm that he founded. Mr. Dauten was formerly a Senior Vice President of Madison Dearborn Partners, Inc., a private equity investment firm, and of First Chicago Investment Corporation and First Capital Corporation of Chicago, the venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979. Mr. Dauten also currently serves on the boards of directors of Iron Mountain Incorporated and Northwestern Memorial Foundation.

Key Attributes, Experience and Skills:

Mr. Dauten has over 30 years of experience in the venture capital, private equity and investment advisory fields. Mr. Dauten has served on our board of directors for more than 25 years, which affords him valuable insight and perspective on our operations. Mr. Dauten has extensive experience leading organizations, dealing with capital market transactions and acquisition matters and is experienced in overall financial risk identification, assessment and management.

1981

Donald E. Kiernan, age 69, is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications, Inc., a telecommunications company, a position he held from October 1993 to August 2001. Prior to that and since 1990, he served as Senior Vice President of Finance and Treasurer for SBC Communications, Inc. Mr. Kiernan is a Certified Public Accountant and former partner of Arthur Young & Company. Mr. Kiernan currently serves on the board of directors of LaBranche & Co Inc. and served on the boards of directors of Seagate Technology from 2003 to 2009 and MoneyGram International, Inc. from 2004 to 2008.

Key Attributes, Experience and Skills:

Mr. Kiernan has 20 years of experience as a Certified Public Accountant, including management positions with an international public accounting firm, and has served in senior leadership capacities, including Treasurer and Chief Financial Officer for more than a decade with a Fortune 50 company. He brings to our board of directors particular expertise in financial management, accounting, information technology and corporate governance. Mr. Kiernan has also been a director of eight public companies over the past 20 years, with service on audit, finance, compensation and governance committees, giving him important experience and perspective that is valuable to our board of directors.

2001

Name and Background	Year First Elected Director

Robert A. Knox, age 58, has been Senior Managing Director of Cornerstone Equity Investors, LLC, an investment advisory firm, since December 1996. From 1994 until December 1996, he was Chairman and Chief Executive Officer, and from 1984 to 1994 he was President, of Prudential Equity Investors, Inc., an investment capital firm. Prior to that, Mr. Knox was an investment executive with The Prudential Insurance Company of America. He currently serves on the boards of directors of Atlas Acquisition Holdings Corp. and several private companies, as well as the Chairman of the Board of Trustees of Boston University.

Key Attributes, Experience and Skills:

Mr. Knox has significant senior leadership experience and expertise in the investment and financial services industries. Mr. Knox has broad experience leading significant organizations and has more than 25 years of experience on our board of directors, as well as extensive leadership positions on other boards. This broad experience provides him with critical insight and perspective on our operations.

1985

William E. Mayberry, M.D., age 80, is the retired President Emeritus and Chief Executive Officer of the Mayo Foundation and the retired Chairman of the Board of Governors of the Mayo Clinic, where he had been employed in various capacities from 1956 until his retirement in 1992.

Key Attributes, Experience and Skills:

Dr. Mayberry’s experience leading one of the preeminent health care organizations in the country, along with his medical training, affords him unique and significant health care and hospital management experience and expertise. Dr. Mayberry’s health care experience includes leadership of significant research and clinical operations, as well as hospital operations experience.

1994

Name and Background	Year First Elected Director

Vicki A. O’Meara, age 52, has been Executive Vice President and Chief Legal and Compliance Officer at Pitney Bowes Inc., a global provider of mail processing equipment and integrated mail solutions, since June 2008. Through December 2007, Ms. O’Meara served as President - U.S. Supply Chain Solutions for Ryder System, Inc., a leading transportation and supply chain solutions company. Ms. O’Meara joined Ryder System, Inc. as Executive Vice President and General Counsel in June 1997 from the Chicago office of the law firm of Jones Day Reavis & Pogue, where she was a partner and chair of the firm’s Global Environmental, Health and Safety Group. Ms. O’Meara has also served in a variety of federal government positions, including Acting Assistant Attorney General under President George H. W. Bush, where she headed the Environmental and Natural Resources Division of the U.S. Department of Justice, Deputy General Counsel of the U.S. Environmental Protection Agency, and Assistant to the General Counsel in the Office of the Secretary of the Army. Ms. O’Meara was a 1986-87 White House Fellow and, in that capacity, she served as Special Assistant to the White House Counsel and as Deputy Secretary of the Cabinet Domestic Policy Council.

Key Attributes, Experience and Skills:

Ms. O’Meara has substantial legal, operational and governmental experience, as well as expertise in corporate governance and strategic planning. Ms. O’Meara’s operational experience includes overall responsibility for both the human resources function of a large public company and the profitability of a large operating division of such company. Her experience in senior governmental leadership positions provides her with a perspective on legislative process and issues that is valuable to our board of directors given the central role of health care reform in national politics.

2005

William C. Steere, Jr., age 73, has been the Chairman Emeritus of Pfizer Inc. since July 2001. He was Chairman of the Board of Pfizer Inc. from 1992 to 2001 and Chief Executive Officer from 1991 to 2000. He was a director of Dow Jones & Company, Inc. from 1997 to 2007 and is currently a director of MetLife, Inc. In addition, Mr. Steere currently serves as a director of the New York University Medical Center and the New York Botanical Garden and is a member of the Board of Overseers of Memorial Sloan-Kettering Cancer Center.

Key Attributes, Experience and Skills:

As former Chairman and Chief Executive Officer of Pfizer Inc., a Fortune 50 company, Mr. Steere is widely regarded as one of the most distinguished leaders of the pharmaceutical industry, bringing to our board of directors substantial expertise leading a large public company, as well as deep and comprehensive knowledge of, and experience with, the pharmaceutical industry. In addition, from his board positions with medical institutions such as the New York University Medical Center and Memorial Sloan-Kettering Cancer Center, Mr. Steere has in-depth knowledge of the health care industry.

2003

Name and Background	Year First Elected Director

Randolph W. Westerfield, Ph.D., age 68, is Dean Emeritus and the Charles B. Thornton Professor of Finance at the Marshall School of Business at the University of Southern California. From 1993 to 2004, Dr. Westerfield served as Dean of the Marshall School of Business. Previously, he was a member of the finance faculty at the Wharton School of Business at the University of Pennsylvania for 20 years. Dr. Westerfield served on the boards of directors of Nicholas-Applegate Fund, Inc. from 2000 to 2009 and William Lyons Homes, Inc. from 2001 to 2005. Dr. Westerfield has taught corporate finance at the undergraduate and graduate level for over 40 years and has served on audit committees of public companies and management investment companies.

Key Attributes, Experience and Skills:

Dr. Westerfield has extensive financial expertise and broad experience leading organizations, having served in senior leadership capacities and on the finance faculties of some of the country’s leading business schools for more than 40 years. Dr. Westerfield’s previous service as a member of the audit committee of a registered investment company and as a member of the audit committee and the chair of the compensation committee of another public company gives him important experience and perspective that is valuable to our board of directors.

2000

PROPOSAL TWO

PROPOSAL TO AMEND THE HEALTH MANAGEMENT ASSOCIATES, INC.

1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

Background

The sole purpose of Amendment No. 2 to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, as amended and restated (the “EICP”), is to allow non-employee members of our board of directors to participate in the EICP. No other changes to the EICP would result from approval of Amendment No. 2 to the EICP by our stockholders at the annual meeting. Amendment No. 2 to the EICP does not increase the number of shares available for grant by us under the EICP and, therefore, its approval will not be dilutive and will add only eight new eligible participants.

The EICP provides for grants of stock options, stock appreciation rights (commonly known as SARs), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property.

On May 13, 2008, our stockholders approved our amended and restated EICP, incorporating all prior amendments into a single document. The EICP was included in our 2008 proxy statement as Exhibit A and is included as Exhibit 10.16 to our annual report on Form 10-K for the year ended December 31, 2009. Our board of directors adopted Amendment No. 1 to the EICP on December 1, 2009, which did not require stockholder approval, and is included as Exhibit 10.24 to our annual report on Form 10-K for the year ended December 31, 2009.

Non-employee members of our board of directors are not currently eligible to receive awards under the EICP. On February 16, 2010, our board of directors approved Amendment No. 2 to the EICP, which expands the class of persons eligible to participate in the EICP to include non-employee members of our board of directors, including the members of our compensation committee. Amendment No. 2 to the EICP requires the approval of our stockholders. Under Proposal Two, we are asking our stockholders to consider and approve Amendment No. 2 to the EICP at the annual meeting. A copy of Amendment No. 2 is attached to this proxy statement as Exhibit A.

Reason for the Amendment

We currently grant awards of restricted stock to the eight non-employee members of our board of directors under our 2006 Outside Director Restricted Stock Award Plan (the “Outside Director Plan”). As of March 22, 2010, less than 18,000 shares remained available for grants of awards under the Outside Director Plan. The remaining shares available for award under the Outside Director Plan are not sufficient to effectively facilitate an equity-based director compensation program. Instead of requesting additional shares under the Outside Director Plan, which would result in dilution to our stockholders, we elected to ask our stockholders for approval to use the shares already authorized under the EICP for grants of awards to the non-employee members of our board of directors. Amendment No. 2 to the EICP will permit us to continue to grant equity awards to the non-employee members of our board of directors, which we believe will allow us to remain competitive with our industry peers in our ability to secure and retain the services of experienced and qualified members of our board of directors. Moreover, we believe that allowing the grant of awards to our non-employee directors under the EICP will continue to align their interests with the interests of our stockholders.

Summary of the EICP

The following is a summary of the material features of the EICP, assuming Amendment No. 2 is adopted. Such summary is qualified in its entirety by reference to the EICP itself, as amended by Amendment No. 1.

Shares Subject to the EICP; Annual Per-Person Limitations. As of March 22, 2010, 42,750,414 shares of common stock were available for issuance under the EICP, of which 13,493,318 shares remained available for future awards. As of such date, the closing price of our common stock on the New York Stock Exchange was $9.05 per share.

The EICP imposes individual limitations on certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares granted as a bonus or in lieu of other obligations of ours, and other stock-based awards granted to any one participant may not exceed 6,750,000 (as adjusted for stock splits since the EICP was originally approved in 1996, and subject to future antidilution adjustments) for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as a final annual incentive award or other cash award in any fiscal year to any one participant is $2.0 million, and the maximum amount that may be earned as a final performance award or other cash award in respect of a performance period by any one participant is $4.0 million.

The compensation committee is required to adjust the limitations described in the preceding paragraph and is required to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate to prevent dilution or enlargement of the rights of participants. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to such events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility. Executive officers, other officers and employees, physicians and other clinicians who serve as advisors or consultants to us or our subsidiaries and members of our board of directors are eligible to be granted awards under the EICP. Under these eligibility requirements, five executive officers, approximately 300 other officers and employees, as well as certain physicians and clinicians are eligible to be granted awards under the EICP. The eight non-employee members of our board of directors would also be eligible if the proposed amendment to the EICP is approved.

Administration. The EICP is administered by the compensation committee, each member of which is a “non-employee director” pursuant to applicable rules of the Securities and Exchange Commission, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” for purpose of the rules and regulations of the New York Stock

Exchange. Subject to the terms of the EICP, the compensation committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the EICP and make all other determinations that may be necessary or advisable for the administration of the EICP.

Notwithstanding the foregoing, neither our board of directors nor the compensation committee may waive any condition under, nor amend, alter, suspend, discontinue or terminate, any award previously granted, or any award agreement relating thereto, if the effect is to reprice an outstanding option having an exercise price then in excess of the fair market value of our common stock, except as required by the antidilution provisions of the EICP.

Restricted Stock and Deferred Stock. The compensation committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of common stock that may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant, and which may be forfeited in the event of certain terminations of employment prior to the end of a restricted period specified by the compensation committee in accordance with the EICP. A participant who is granted restricted stock generally has all of the rights of a stockholder, including the right to receive distributions made with respect to such shares subject to the same restrictions and risks of forfeiture as such restricted stock award, unless otherwise determined by the compensation committee. Unless vesting is accelerated due to a change in control of our company, awards of restricted stock are subject to a minimum vesting period of three years from the date of grant, except for awards based on the achievement of performance goals, which are subject to a minimum vesting period of one year. An award of deferred stock confers upon a participant the right to receive common stock, cash, or a combination thereof, at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified deferral period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Stock Options and SARs. The compensation committee is authorized to grant stock options, including both incentive stock options (commonly referred to as ISOs), which can result in potentially favorable tax treatment to the participant and non-qualified stock options, as well as SARs, which entitle the participant to receive the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR. The exercise price per share of an option and the grant price of a SAR are determined by the compensation committee, but must not be less than the fair market value of a share of our common stock on the date of the grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the compensation committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards, or other property having a fair market value equal to the exercise price, as the compensation committee may determine from time to time. Methods of exercise and settlement and other terms of SARs are determined by the compensation committee.

Dividend Equivalents. The compensation committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional common stock, awards or otherwise as specified by the compensation committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The compensation committee is authorized to grant common stock as a bonus free of restrictions, or to grant common stock or other awards in lieu of our obligation to pay cash under other plans or compensatory arrangements, subject to such terms as the compensation committee may specify.

Other Stock-Based Awards. The compensation committee is authorized to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the compensation committee and awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries. The compensation committee determines the terms and conditions of such awards.

Limitation on Certain Stock-Based Awards. If at any time the “base number of shares” (defined as the total number of shares of common stock originally made available under the EICP as adjusted pursuant to the antidilution provisions of the EICP) is increased, then no more than 15% of such additional shares may be issued in connection with awards other than options or SARs.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions as may be specified by the compensation committee. In addition, the EICP authorizes specific annual incentive awards, which represent a conditional right to receive cash, common stock, or other awards upon achievement of preestablished performance goals during a specified one-year period.

Section 162(m) of the Code denies a deduction to any public company for compensation paid to specified “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1.0 million. The covered employees of a company are its chief executive officer and its three most highly compensated executive officers as of the most recent fiscal year end, other than its chief financial officer. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. Performance awards and annual incentive awards granted to persons the compensation committee expects will be covered employees will, if so intended by the compensation committee, be subject to provisions that qualify such awards as “performance-based compensation,” which is disregarded for purposes of the compensation deduction limitation.

In granting annual incentive or performance awards, the compensation committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the EICP. Under the EICP, the business criteria that may be used to establish the EICP’s performance goals are: (1) total stockholder return; (2) such total stockholder return as compared to a total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Index or the Standard & Poor’s Healthcare Composite Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; and (13) working capital. During the first 90 days of a fiscal year or performance period, the compensation committee will establish the performance goals applicable to the performance awards and will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the compensation committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The compensation committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential award, but may not exercise discretion to increase any such amount intended to qualify under Section 162(m) of the Code.

Subject to the requirements of the EICP, the compensation committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

Other Terms of Awards. Subject to the limitations contained in the EICP, awards may be settled in cash, common stock, other awards or other property, at the discretion of the compensation committee. The compensation committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the compensation committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts. The compensation committee is authorized to place cash, common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the EICP. The compensation committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any common stock or other property to be distributed will be withheld (or previously acquired common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the EICP generally may not be pledged or otherwise encumbered and are not transferable, except by will or by the laws of descent and distribution, or to a designated beneficiary upon a participant’s death, except that the compensation committee may, in its discretion, permit transfers for estate planning or other purposes. Awards under the EICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Acceleration of Vesting. The compensation committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a “change in control” of the company, as defined in the EICP. In addition, the compensation committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, stock options may be cashed out based on a defined “change in control price,” which will be the higher of (1) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution, or sale of substantially all of our assets, or (2) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and the 60 days after a change in control.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue or terminate the EICP or the compensation committee’s authority to grant awards without stockholder approval, except that stockholder approval must be obtained for any amendment if required by law or regulation or under the rules of any stock exchange on which our common stock is then listed or quoted. Unless earlier terminated by the board of directors, the EICP will terminate at such time as no common stock remains available for issuance under the EICP and we have no further rights or obligations with respect to outstanding awards granted under the EICP.

Securities Act Registration

We previously registered all of the common stock now reserved and available for issuance under the EICP pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission.

Federal Income Tax Consequences of Awards

The following is a brief description of the federal income tax consequences generally arising with respect to awards of stock options, restricted stock and performance awards under the EICP. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to taxes in the United States.

Incentive Stock Options

A participant will not realize any taxable income, and we will not be entitled to any related deduction, when an ISO is granted under the EICP or upon the exercise of such option by the participant (except that the alternative minimum tax may apply upon exercise). The taxation upon disposition of the shares depends on whether the statutory holding period was met (the later of two years following the grant date or one year following the exercise of the ISO). We will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code) at the same time and in the same amount as the participant is deemed to have realized ordinary income.

Nonqualified Stock Options

A participant will not realize any taxable income, and we will not be entitled to any related deduction, when a nonqualified stock option is granted under the EICP. When a participant exercises a nonqualified stock option, the participant will realize ordinary income, and we will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code), equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.

Restricted Stock

Unless a participant files an election to be taxed under Section 83(b) of the Code: (1) the participant will not realize income upon the grant of restricted stock; (2) the participant will realize ordinary income and we will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) when the restrictions have been removed or expire; and (3) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and us will be determined as of the date of the grant of the restricted stock rather than the date of the removal or expiration of the restrictions.

Performance Awards

Generally, a participant will realize ordinary income and we will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) when cash, shares of our common stock or other awards are delivered to the participant in settlement of a performance award. The amount of such ordinary income and deduction will be the amount of cash plus the fair market value of the shares of our common stock on the date they are received.

New Plan Benefits

Because awards under the EICP are discretionary, we are not able to determine the benefits or amounts that will hereinafter be received by or allocated to each named executive officer, all current executive officers as a group or all employees, including officers who are not executive officers, as a group. Amendment No. 2 to the EICP would expand the class of eligible participants under the EICP to include non-employee members of our board of directors.

Effective January 1, 2011 and each January 1 thereafter, assuming our stockholders approve Amendment No. 2 to the EICP, the compensation committee intends to grant stock awards with a value equal to approximately $130,000 to each of our independent directors, other than our non-executive chairman of the board who will be granted stock awards with a value equal to approximately $75,000. The number of shares of our common stock granted under these awards will be determined by dividing the dollar value of the award by the per share market price of our common stock on the respective grant date. If Amendment No. 2 to the EICP is approved by our stockholders, the compensation committee anticipates that awards would be provided to our independent directors on an annual basis; however, the amount is subject to change based on the determination of the compensation committee.

Information on the securities previously authorized for issuance under all of our equity compensation plans is contained in the table below.

Securities Authorized for Issuance under Equity Compensation Plans as of December 31, 2009

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	13,283,178	$ 6.04	18,164,835
Equity compensation plans not approved by security holders	-	-	-

Totals	13,283,178	$ 6.04	18,164,835

(1)	Includes, among other things, contingent stock incentive awards and contingent restricted stock awards granted to officers and management staff under the EICP.

Subsequent to the date of the above table and prior to the record date, we granted the following awards under the EICP: (1) approximately 664,000 shares of contingent restricted stock to certain of our named executive officers; and (2) approximately 4.4 million shares of contingent deferred stock to certain key managers. We also granted restricted stock awards of 160,000 shares to our independent directors under the Outside Director Plan during such period.

Vote and Board Recommendation

The affirmative vote of at least a majority of the shares of our common stock represented in person or by proxy at the annual meeting of stockholders, without regard to broker non-votes, is required for the approval of Amendment No. 2 to the EICP. Our board of directors recommends a vote in favor of the proposal to approve Amendment No. 2 to the EICP and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

Except for expanding the class of persons eligible to participate in the EICP to include non-employee members of our board of directors (only eight new participants), the approval of Amendment No. 2 to the EICP by our stockholders at the annual meeting will not result in any modification to the EICP, will not increase the number of shares available for grant by us under the EICP and will not be dilutive.

Rather than requesting additional shares under the Outside Director Plan, which would result in dilution to our stockholders, we elected to ask our stockholders for approval to use the shares already authorized under the EICP for grants of awards to the non-employee members of our board of directors.

PROPOSAL THREE

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, referred to in this proxy statement as E&Y, served as our independent registered public accounting firm for the year ended December 31, 2009. The audit committee of our board of directors has selected E&Y as our independent registered public accounting firm for the year ending December 31, 2010. This selection will be presented to stockholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

The board of directors recommends a vote in favor of the proposal to ratify the selection of E&Y as our independent registered public accounting firm for the year ending December 31, 2010 and the persons named in the proxy statement (unless otherwise instructed) will vote such proxies FOR this proposal.

We have been advised that an E&Y representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will also be given an opportunity to make a statement if he or she should so desire.

Audit Fees

The table below presents recent fees for professional services provided by E&Y.

	Years Ended December 31,
	2009	2008

Audit Fees	$ 3,192,139	$ 3,973,002
Audit-Related Fees	44,559	88,914
Tax Fees - Preparation and Compliance	38,500	23,980

Total Audit Fees, Audit-Related Fees and Tax Fees -
Preparation and Compliance	3,275,198	4,085,896
Other Non-Audit Fees:
Tax Fees - Other	6,675	93,500

Total Fees	$ 3,281,873	$ 4,179,396

Audit Fees were primarily for professional services rendered for audits of our 2009 and 2008 consolidated financial statements, audits of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of our quarterly reports on Form 10-Q and services for other statutorily required audits. Audit Fees for 2008 included $57,900 for comfort letter procedures in connection with a sale of certain convertible debt securities during May 2008.

Audit-Related Fees were for assurance and other services that related to the performance of audits and reviews of our consolidated financial statements. These services primarily consisted of the audits of an employee benefit plan and various other permitted consulting services, including general accounting research.

Tax Fees - Preparation and Compliance related to review and assistance with federal and state income tax filings and notices.

Tax Fees - Other related to tax planning and advisory services.

For both 2009 and 2008, E&Y provided no services other than those presented above.

The audit committee evaluated whether the provision of the services described above is compatible with maintaining E&Y’s independence and determined that those services are compatible with such firm’s independence.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, our audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit and permitted non-audit services for which E&Y was engaged were pre-approved by the audit committee.

The engagement of E&Y for non-audit accounting and tax services is limited to those circumstances where the services are considered integral to the related audit services or where there is another compelling rationale for using E&Y’s services.

Report of the Audit Committee to Stockholders1

The audit committee is currently comprised of four members of the board of directors. In addition to being independent under the independence standards of the New York Stock Exchange, the board of directors has determined that all of the members of the audit committee are independent for purposes of the applicable Securities and Exchange Commission rules. The duties and responsibilities of the audit committee are set forth in the audit committee charter, in the form adopted by the board of directors and most recently amended on December 1, 2009.

The audit committee reviews the company’s consolidated financial statements and internal accounting procedures with the company’s independent registered public accounting firm. The audit committee also discusses the possible effects of professional services impacting the independence of the company’s independent registered public accounting firm, provides oversight review of the company’s corporate compliance and internal audit programs, assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits, and has other duties and functions as described in its charter.

The audit committee has:

•	reviewed and discussed the company’s 2009 audited consolidated financial statements with the company’s management and E&Y;

1 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

•

discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received and discussed the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

•	discussed with E&Y its independence.

When evaluating E&Y’s independence, the audit committee considered a number of factors, including whether E&Y’s provision of services to the company beyond those rendered in connection with their audits and reviews of the company’s consolidated financial statements were compatible with maintaining auditor independence. The audit committee also reviewed the fees paid to E&Y for audit and permitted non-audit services.

The audit committee discussed with E&Y, the company’s financial management and internal auditors the overall scope and plans for the respective audits. The audit committee meets with E&Y and the internal auditors with and without management present to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting.

Based on the audit committee’s discussions with E&Y, the company’s financial management and internal auditors and reviews of related reports, subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements for the year ended December 31, 2009 be included in its annual report on Form 10-K filed with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually. The audit committee has submitted such selection for the year ending December 31, 2010 for ratification at the annual meeting of stockholders.

Audit Committee:

Kent P. Dauten, Chairman
Donald E. Kiernan
William E. Mayberry, M.D.
Randolph W. Westerfield, Ph.D.

CORPORATE GOVERNANCE

Board Meetings

Our board of directors held five meetings during 2009. Each director attended at least 75% of such board meetings and the meetings of board committees on which he or she served.

Board Leadership Structure

The board of directors believes that effective corporate governance is best accomplished if the roles of chairman of the board and chief executive officer are segregated. The board of directors believes that separating these two positions allows each person to focus on their individual responsibilities, which is essential in the current business and economic environment. Under this structure, our chief executive officer can focus his attention on the day-to-day operations and performance of the company and implementing our long-term strategic plans. At the same time, our non-executive chairman of the board can focus his attention on longer term strategic issues, setting the agenda for, and presiding at, board meetings, working collaboratively with our other board members, and providing insight and guidance to our chief executive officer.

Although we believe that the separation of the roles of chairman of the board and chief executive officer is appropriate in the current environment, our corporate governance guidelines do not require us to take this approach, and provide us with the flexibility to change our board leadership structure as our business and industry, and corporate governance practices more generally, evolve.

Board Committees

The board of directors has standing audit, compensation, corporate governance and nominating, and executive committees. The table below indicates the number of meetings held during 2009 and the names of the directors serving on each committee as of March 22, 2010.

Committee Name	Number of Meetings Held During 2009	Committee Members

Audit	7	Mr. Dauten (1) Dr. Mayberry	Mr. Kiernan Dr. Westerfield

Compensation	5	Mr. Dauten Mr. Steere	Mr. Knox (1)

Corporate Governance and Nominating	4	Mr. Dauten Mr. Knox	Mr. Kiernan (1) Ms. O’Meara

Executive	-	Mr. Dauten Mr. Schoen (1)	Mr. Knox Mr. Steere

(1)	Chairman

The current charter of each board committee, our corporate governance guidelines (which are designed to promote the efficient operation of our board of directors) and our code of business conduct and ethics are available on our website at www.hma.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Our board of directors has affirmatively determined that Mr. Dauten, Mr. Kiernan, Mr. Knox, Dr. Mayberry, Ms. O’Meara, Mr. Schoen, Mr. Steere and Dr. Westerfield are each independent under the independence standards of the New York Stock Exchange. In determining independence, our board of directors affirmatively determines each year whether any director has any material relationship with the company. When assessing the materiality of a director’s relationship with the company, the board of directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. The board also considers the frequency or regularity of any services provided by directors or persons or organizations with which the director has an affiliation, whether such services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided to the company on substantially the same terms as those available at the time from unrelated parties for comparable services. The board of directors has affirmatively concluded that no material relationship exists between the company and any of its independent directors, other than each such person’s position as one of our directors.

In accordance with the listing standards of the New York Stock Exchange, our non-management directors, all of whom are independent under the independence standards of the New York Stock Exchange, meet in executive session on a regular basis without management present. Mr. Knox is the presiding director at such executive sessions.

Interested parties may communicate directly with our independent directors, including the presiding director, by sending correspondence to our corporate secretary in accordance with the stockholder communication procedures described on page 34. Any such correspondence should be specifically directed to the attention of the independent directors.

Audit Committee

The board of directors has determined that Mr. Dauten, Mr. Kiernan and Dr. Westerfield each qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based upon professional work experience as described in their respective biographies on pages 14 and 17.

The audit committee reviews with our independent registered public accounting firm our consolidated financial statements and internal controls over financial reporting, our independent registered public accounting firm’s auditing procedures and fees, and the possible effects of professional services provided to us by our independent registered public accounting firm upon such firm’s independence. The audit committee also provides oversight review of our corporate compliance program.

The audit committee works closely with our senior executives, our internal auditors and our independent registered public accounting firm to assist the board of directors in overseeing our accounting and financial reporting processes and our consolidated financial statement audits. In furtherance of that role, the audit committee is charged with assisting the board of directors in its oversight of: (1) the integrity of our consolidated financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of both our internal auditors and our independent registered public accounting firm.

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, is also responsible for preparing the committee’s report that is required by Securities and Exchange Commission rules to be included in our annual proxy statement and performs such other tasks that are consistent with its charter.

The audit committee’s report begins on page 27.

Compensation Committee

The compensation committee is responsible for designing and implementing compensation programs for our executives and directors that further the intent and purpose of our company’s fundamental compensation philosophy. The compensation committee is also responsible for: (i) reviewing and discussing with management the compensation discussion and analysis that is required by Securities and Exchange Commission rules to be included in our annual proxy statement; (ii) preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement; and (iii) performing such other tasks that are consistent with its charter.

The compensation committee’s report appears on page 53.

For more information on executive compensation and the role of the compensation committee, see “Compensation Discussion and Analysis” beginning on page 35.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee seeks to enhance the quality and diversity of nominees to our board of directors and is charged with identifying qualified persons, consistent with criteria approved by the board of directors, to become directors and recommending that the board of directors nominate such qualified persons for election as directors. The committee is also responsible for shaping corporate governance, overseeing an evaluation of the board of directors and management and performing such other tasks that are consistent with its charter.

The corporate governance and nominating committee recommended the nine director nominees described in this proxy statement for election at the annual meeting of stockholders.

The corporate governance and nominating committee also considers stockholder recommendations for nominations to the board of directors. Such recommendations for nominations should be sent to: Health Management Associates, Inc., 5811 Pelican Bay

Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary. The corporate secretary will forward such recommendations to the corporate governance and nominating committee.

Additionally, the corporate governance and nominating committee is responsible for the review, approval and ratification of related party transactions. The corporate governance and nominating committee follows the guidelines set forth under the heading “Certain Transactions” beginning on page 70 prior to approving any related party transaction.

Executive Committee

The executive committee is empowered to take such actions and have such responsibilities as the board of directors may determine from time to time that are not the responsibility of any other committee of the board of directors.

Committee Self-Assessment Process

The corporate governance and nominating committee oversees an annual self-evaluation conducted by the board of directors to determine whether the board is functioning effectively. In addition, the audit, compensation and corporate governance and nominating committees each perform an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. Compliance with the responsibilities listed in each committee’s charter forms the principal criteria for the evaluations, as well as such other factors and circumstances as are determined to be appropriate by the board of directors or the corporate governance and nominating committee. The corporate governance and nominating committee also oversees individual director self-assessments in connection with the periodic evaluation of directors for purposes of making a recommendation to the board of directors as to the persons who should be nominated for election or re-election at the annual meeting of stockholders. As part of this annual self-assessment process, the corporate governance and nominating committee discusses the diversity of specific skills and characteristics necessary for the optimal functioning of the board in its oversight of the company. The corporate governance and nominating committee then gives consideration to these specific skill sets when considering candidates for nomination.

Director Attendance at Annual Meetings

Company policy requires that each director attend our annual meeting of stockholders or provide the chairman of the board with advance notice of the reason for not attending. All of our directors attended the annual meeting of stockholders that was held on May 19, 2009.

The Board of Director’s Role in Risk Oversight

The board of directors is actively engaged in the oversight of risks that could affect our company. This oversight is conducted primarily through our board committees. Our audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Additionally, our audit committee has monitored and directed the formal risk management projects implemented by management. Our corporate governance and nominating committee focuses on the management of risks associated with board organization, membership and structure, as well as our corporate governance, and the recruitment and retention of talented board members. Our compensation committee focuses on the management of risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.

While our board committees are focused on the above specific areas of risk, the full board retains responsibility for the general oversight of risk. These responsibilities are satisfied through periodic reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as periodic reports to our board of directors or the appropriate committee, from our executive management team, including our Vice President of Risk Management, on areas of material risk to the company, including operational, financial, legal, regulatory and strategic risks. The board of directors reviews these reports to enable it to understand our risk identification, risk management and risk mitigation strategies. Reports within the scope of a particular committee are reviewed by the appropriate committee, and the chairman of such committee reports to the full board as part of the committee’s report. This enables the board and its committees to coordinate the risk oversight role.

Director Qualifications and Evaluation Process

It is the policy of the corporate governance and nominating committee, consistent with our corporate governance guidelines, that all persons nominated to be a director possess the following qualifications and attributes: the highest level of personal and professional ethics, integrity and values; practical wisdom and mature judgment; broad training and experience at the policy-making level in business or finance; expertise that is complementary to the background and experience of our other directors; a willingness to devote the required time to carry out the duties and responsibilities of being a director; a commitment to serve on our board of directors for several years to develop an in-depth knowledge about our business and operations; an ability to objectively appraise the performance of management; and involvement only in activities or interests that do not conflict with his or her responsibilities to us and our stockholders.

The corporate governance and nominating committee evaluates director candidates, including stockholder nominees, who it believes meet the criteria described above through reference and background checks, interviews and an analysis of each candidate’s specific qualifications and attributes in light of the composition of the board of directors and our leadership needs at the time. From time to time, the corporate governance and nominating committee may also engage the services of an outside consultant to assist it by conducting searches to identify director candidates, evaluating candidates’ qualifications, performing reference and background checks and making initial contact with potential candidates. Women and minority candidates are sought as part of the corporate governance and nominating committee’s director identification and recruitment efforts. Our diversity recruiting efforts are made pursuant to provisions in our corporate governance guidelines and our corporate governance and nominating committee charter, which specifically state that women and minority candidates are sought as part of the director recruitment process.

Director Education

We have a program for orienting new directors and providing continuing education for all directors. New directors attend a training session that introduces them to our operations and to the members of our management. Thereafter, directors are notified on a regular basis about various director educational programs offered by governance organizations and other educational institutions on topics such as audit, compensation, regulatory compliance and corporate governance more broadly. In addition, we routinely ask outside consultants and professional advisors to attend our board of directors and committee meetings to keep our directors up-to-date on the latest governance developments. We reimburse directors for travel, lodging and related expenses they incur while attending director continuing education programs relevant to their service on our board of directors. Our directors received education from expert consultants during 2009 and 2010.

Stockholder Communications

Stockholders may send correspondence by mail to the full board of directors, to specific board committees, or to individual directors (including correspondence recommending nominees to the board of directors as discussed above under “Corporate Governance and Nominating Committee”). Such correspondence should be addressed to the board of directors, the relevant committee or a particular director in care of: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

The corporate secretary will promptly forward all stockholder correspondence as appropriate. The corporate secretary is also responsible for identifying correspondence that does not directly relate to matters for which the board of directors is responsible and forwarding such correspondence to the appropriate person(s) within the company, as well as identifying and, if appropriate, responding to inappropriate correspondence.

EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, which we refer to as CD&A, provides information about the compensation programs for our executive officers named in the 2009 Summary Compensation Table included in this proxy statement on page 54 (referred to in this CD&A and in the subsequent tables as our “named executive officers”). This CD&A includes the philosophy and objectives of the compensation committee of our board of directors, descriptions of each of the elements of our executive compensation programs and the basis for the compensation awards we made to our named executive officers during 2009.

Executive Summary

The compensation committee’s philosophy focuses on creating and maintaining a substantial and meaningful connection between the compensation of our named executive officers, the quality of health care services delivered by our health care facilities and stockholder value. Consistent with our focus on performance, our executive compensation programs have historically set annual base salaries at or slightly below the median of the competitive market, while performance-based contingent compensation has been set at or above the median of the competitive market.

While 2009 produced many significant accomplishments for us, it was a difficult year for the United States economy generally, and for the health care services sector in particular. In response to these significant economic and industry challenges and to enhance our focus on performance-based contingent compensation, the compensation committee made several important decisions with respect to our executive compensation programs, as described below.

On February 17, 2009, in light of the downturn in the economy, volatility in the credit markets and uncertainties about economic conditions for 2009 and beyond, the compensation committee modified its approach to incentive compensation awards, consistent with its compensation philosophy, to more specifically focus our executives on achievement of targets within their control. The compensation committee recognizes that during periods of economic and industry turmoil, such as the one we were then experiencing, performance by our executives that creates value and drives growth is not always immediately reflected in our stock price. Moreover, the compensation committee considered that, given the steep decline in our stock price as a result of the broader economic turbulence throughout the country, improvement in our stock price might not necessarily be an accurate measure of performance. Therefore, the performance-based criteria for our long-term contingent compensation awards were revised to focus on our achievement of financial objectives, rather than stock price. In addition, the minimum threshold level of financial performance, as measured as a percentage of our 2009 target performance, was increased for both our annual contingent cash compensation program and our long-term contingent cash and equity compensation program.

Due to the potentially adverse dilutive impact to our stockholders of providing equity incentive compensation based on our then depressed stock price, 2009 incentive compensation for our named executive officers was more heavily weighted in cash. The long-term contingent compensation awards made to our named executive officers were based on a percentage of each named executive officer’s base salary. The number of shares awarded as part of our 2009 long-term incentive compensation program was based on an assumed stock price of $4.00 per share, which was more than the $1.76 market price of our common stock on the date of grant. Given the economic turmoil at the time such awards were made, the compensation committee determined that using an assumed stock price substantially higher than our market price at the time appropriately incentivized our management team while also mitigating the dilutive effects to our stockholders. The net result was that the size of our long-term contingent compensation awards, as a percentage of base salary, was significantly reduced.

In addition to modifying its approach to long-term contingent cash and equity compensation and taking into account general economic and industry conditions, the compensation committee decided not to increase the base salary of any of our named executive officers during 2009.

On February 16, 2010, the compensation committee implemented the 2010 long-term contingent cash and equity compensation program, which we refer to as the 2010 Program, which pertains to our performance during 2010. The 2010 Program was implemented in substantially the same form as the 2009 long-term contingent cash and equity compensation program, except that, given the general stock market recovery, the number of shares awarded as part of the 2010 Program was based on the market price of our common stock on the date of grant ($7.35 on February 16, 2010) and Mr. Meek’s award was entirely contingent deferred stock rather than contingent cash.

The compensation committee intends to closely monitor our performance, as well as general market conditions, so that it can continue to maintain compensation programs that it believes motivate our named executive officers to achieve their best performance.

2009 Accomplishments

Our accomplishments and achievements during 2009 included:

•	We experienced a turnaround in admissions and adjusted admissions (total admissions adjusted for outpatient volume), which increased approximately 3.3% and 4.4%, respectively, when compared to 2008.

•

Our physician recruitment and development program, which is designed to attract and retain qualified specialists and primary care physicians, experienced significant improvements, including the addition of approximately 620 physicians to our medical staff during 2009.

•

We were able to successfully recruit and promote additional key leadership and other personnel for centralized support functions, including clinical affairs, marketing, legal, managed care, strategy and analytics, physician recruitment, contracting, human resources, physician relations, nursing and quality.

•

We generated improved financial performance and profit margins, which resulted from increased admissions and emergency room visits, favorable case mix trends and improvements in reimbursement rates, as well as from our company-wide cost containment initiatives, among other things.

•	We established joint ventures at 16 of our hospitals. We own a majority of the equity interests in each joint venture and manage the day-to-day operations of each joint venture.

•	At the local hospital level, we continued to focus our programs on the achievement of quality and patient outcome improvements. As part of this process, we have, among other things:

¡	completed the implementation of a medication error prevention program at our hospitals using “Safescan®,” a handheld bedside medication administration system;

¡	completed hardware and software investments to enhance and upgrade emergency room clinical systems at our hospitals, which systems are designed to more effectively manage patient flow and outcomes; and

¡	established a “dashboard” system to allow our executives to monitor emergency room wait times in real-time. With 50% to 60% of admissions originating in the emergency room, a comprehensive monitoring system can help prevent excessive wait times and improve patient satisfaction by expediting resources to improve patient flow.

•

Two of our hospitals, Charlotte Regional Medical Center in Punta Gorda, Florida and Physicians Regional Health System in Naples, Florida, were ranked among the nation’s top hospitals according to an independent study of mortality and complication rates by Health Grades, Inc. (“HealthGrades”). Both hospitals received HealthGrades’ Distinguished Hospital Award for Clinical Excellence™ based on clinical quality performance.

•

Two of our Georgia hospitals, Barrow Regional Medical Center in Winder and Walton Regional Medical Center in Monroe, were among twelve hospitals named to the Chairman’s Honor Roll for Georgia Hospital Association’s Partnership for Health and Accountability, recognizing their delivery of high quality health care services.

•

Our Yakima Regional Medical and Cardiac Center in Yakima, Washington was awarded the Gold Performance Achievement Award from the American College of Cardiology for its treatment of heart attacks. Yakima Regional Medical and Cardiac Center is one of only four hospitals in the state, and the only one in central Washington, to receive this prestigious honor.

•

Our Summit Medical Center in Van Buren, Arkansas was named an “Innovator” Award winner by the Arkansas Foundation for Medical CareSM for sharing innovative and successful strategies with its peers and acting as a mentor to other facilities for the delivery of quality health care.

•	Twenty-six of our hospitals earned Quality Respiratory Care Recognition (“QRCR”) from the American Association for Respiratory Care. Hospitals earning the QRCR designation ensure patient safety by agreeing to adhere to a strict set of criteria governing their respiratory care services.

•

Our Venice Regional Medical Center in Venice, Florida earned recognition for its outstanding cardiac care by being named to the list of Thomson Reuters 100 Top Hospitals® for Cardiac Care. According to the independent study, hospitals named to the list provide high quality and highly efficient cardiac services at a reasonable cost in comparison to peers across the United States.

•

We acquired the 492-bed Sparks Health System (“Sparks”) in Fort Smith, Arkansas on December 1, 2009. Purchased at an attractive price, Sparks offers us the opportunity to build on the strengths of our existing facility in the community, Summit Medical Center, to further serve the greater Fort Smith/Van Buren area.

•	We were named to the list of Fortune Magazine’s Most Admired Companies in America in the “Health Care: Medical Facilities” category.

•

We reduced our indebtedness under our senior secured credit facility by approximately $70.9 million and repurchased $108.6 million of principal face value 3.75% Convertible Senior Subordinated Notes due 2028 at a substantial discount in the open market.

Fundamental Compensation Philosophy and Objectives

Our fundamental compensation philosophy is that there should be a substantial and meaningful connection between the compensation of our named executive officers, the quality of health care services delivered by our health care facilities and stockholder value. We believe that stockholder value is directly impacted by the quality of our patient care, and that higher quality service results in increased admissions, as more patients choose us for health care services. This, in turn, is expected to lead to improved financial performance. As such, the compensation committee believes that there is a strong correlation between our financial performance and the quality of the medical care provided to our patients. For that reason, the compensation committee reviews our quality data. Moreover, under the compensation committee’s supervision, we have developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services delivered by our health care facilities and increase stockholder value by closely aligning the financial interests of our named executive officers with those of our stockholders.

The compensation committee believes that our ability to grow and be successful in the long-term is enhanced by a comprehensive compensation program that attracts, motivates and retains executives and rewards outstanding service, including through providing awards that link compensation to performance. We seek to not only pay a competitive base salary to our executives, but also rely heavily on annual and long-term contingent compensation to attract and retain highly qualified executives and motivate them to perform to the best of their abilities on behalf of our company and stockholders. The compensation committee believes that our named executive officers should be rewarded for their individual contributions to our success through a combination of cash and equity-based incentive awards, with a particular emphasis on long-term equity-based awards. We also provide compensation to our named executive officers through retirement benefits, perquisites and other personal benefits.

Role of the Compensation Committee

The compensation committee is responsible for setting compensation levels for our named executive officers and designing and implementing compensation programs that further the intent and purpose of our fundamental compensation philosophy and objectives. The compensation committee is currently comprised of three members of our board of directors, each of whom is independent under the independence standards of the New York Stock Exchange. The duties and responsibilities of the compensation committee are set forth in its charter, which is available on our website at www.hma.com under the heading “Investor Relations” and the subheading “Corporate Governance.” Each member of the compensation committee has direct experience establishing, reviewing and operating compensation programs for large organizations. The chairman of the compensation committee is responsible for setting the agenda for each committee meeting and for ensuring that meetings are conducted in an efficient manner.

In addition to regularly scheduled meetings, members of the compensation committee discuss matters pertinent to our compensation practices and plans among themselves, with the committee’s outside consultants and with other members of our board of directors. The compensation committee may discuss and make determinations regarding named executive officer compensation at any time during the year. The performance of our senior executives is discussed at almost every compensation committee meeting. The compensation committee also regularly engages in discussions regarding executive officer team building and succession planning. To ensure that it is discharging its duties and responsibilities in an effective and efficient manner, the compensation committee conducts an annual assessment of its operation and function. Based on the compensation committee’s 2009 annual assessment and in light of the importance of its functions, the committee decided to extend the duration of future committee meetings. The compensation committee also determined to undertake a review of our named executive officer stock ownership guidelines. Following a comprehensive review, the compensation committee reaffirmed our stock ownership guidelines for our named executive officers in February 2010.

In addition to its role in setting compensation for our named executive officers, the compensation committee is charged with the responsibility of setting compensation for our directors, as discussed on page 66 under the heading “Director Compensation Programs.” The compensation committee believes that compensation levels and programs for our directors must support our fundamental compensation philosophy and objectives and be designed to attract, retain and motivate highly qualified directors with diverse and complementary skills.

Utilization of Outside Consultants by the Compensation Committee

The compensation committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. Outside consultants engaged by the compensation committee educate and inform committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keep the committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also advise the committee with respect to various compensation alternatives, provide the committee with relevant market compensation data and assist the committee in analyzing such data when making compensation decisions.

During 2009, the compensation committee engaged the firm of Towers Watson (formerly Towers Perrin), a nationally recognized compensation consulting firm, as its compensation consultant. Among other things, the compensation committee and its chairman consulted with Towers Watson regarding named executive officer compensation. Towers Watson was consulted to provide research, access to compensation data, trends and analysis and advice regarding proposed compensation program modifications and decisions. In practice, the committee has regularly requested that Towers Watson prepare a comprehensive compensation analysis for review by the committee. Towers Watson provided research and support that the compensation committee used in connection with the implementation of our 2009 and 2010 incentive compensation programs. The compensation committee also worked with Towers Watson to consider and implement the changes to our director compensation programs that are discussed on page 66. Other than research and advice on management and director compensation, neither Towers Watson, nor any of its affiliates, provides any additional services to us. From time to time, the compensation committee also engages outside legal counsel to provide it with advice.

Role of Named Executive Officers in Compensation Decisions

The compensation committee believes that input from our senior management is an integral part of the compensation setting and monitoring process. Our chief executive officer provides the compensation committee with his recommendations regarding the elements of compensation for our other named executive officers. Our non-executive chairman of the board and our chief executive officer also regularly confer with members of the compensation committee regarding the overall performance of our other named executive officers. To determine the elements of compensation for our chief executive officer, the compensation committee or chairman of the committee also engages in discussions with our chairman of the board.

The compensation committee regularly reviews the performance of our chief executive officer. Semi-annually, the committee’s chairman and our chairman of the board meet with Mr. Newsome to discuss his performance, as well as his progress toward attaining personal objectives that are discussed at such semi-annual reviews. The results of these reviews are reported in summary form to the full board of directors. The information gathered as part of the review process is part of the total mix of information the compensation committee uses when engaging in the compensation adjustment process for Mr. Newsome.

Our chief executive officer and our chairman of the board attend meetings of, or make presentations to, the compensation committee to assist the committee in discharging its duties and responsibilities. Our chief executive officer was present for compensation committee discussions and decisions related to the compensation of other named executive officers. Except for Mr. Newsome’s participation in discussions regarding the use of an assumed stock price of $4.00 rather than our then market price of $1.76 in connection with granting 2009 long-term contingent cash and equity compensation awards, neither he nor any of our other named executive officers was present for compensation committee deliberations related to his own compensation. Furthermore, the compensation committee exercises its discretion in determining whether to accept, modify, reject or change any compensation elements that may be recommended by management.

Consideration of Non-Financial Criteria

When evaluating the performance of our named executive officers and to assist the compensation committee in determining the appropriate level of performance-based contingent compensation, the committee also considers various non-financial performance measures, including, among other things, the quality of the services provided by our health care facilities, management efficiency, continued accreditation of our health care facilities and recruitment and retention of physicians, nurses and other key health care personnel. Among other things, the compensation committee reviewed the accomplishments discussed under the subheading of this CD&A entitled “2009 Accomplishments” beginning on page 36.

Use of Peer Group Compensation Data and Tally Sheets

Peer Group Compensation Data. When making compensation decisions, the compensation committee considers named executive officer compensation programs at a group of companies that own and operate hospitals and health care facilities or which we otherwise consider to be our peers. The compensation committee believes that a review of compensation at our peer group companies should be one point of reference for validating our compensation decisions; however, in any given year, actual individual compensation elements or total compensation for a named executive officer may be set above or below that of our peer group companies based on factors such as individual experience or tenure with our company, specialized skills, achievement of performance goals, retention and the compensation committee’s desire to achieve a specified mix of compensation.

The composition of our peer group is periodically reviewed and updated by the compensation committee with assistance from Towers Watson and includes several companies against which the committee believes we compete for management talent. The core group of companies comprising our peer group was last updated in November 2009 in connection with the modifications to our director compensation programs discussed on page 66. Presently, our peer group consists of the companies listed below:

Beckman Coulter, Inc.	LifePoint Hospitals, Inc.
Becton, Dickinson and Company	MedCath Corporation
Boston Scientific Corporation	Omnicare, Inc.
Brookdale Senior Living Inc.	Psychiatric Solutions, Inc.
Community Health Systems, Inc.	Quest Diagnostics Incorporated
Covidien Ltd.	St. Jude Medical, Inc.
DaVita Inc.	Sun Healthcare Group, Inc.
HealthSouth Corporation	Tenet Healthcare Corporation
Kindred Healthcare, Inc.	Universal Health Services, Inc.
Laboratory Corporation of America Holdings	Varian Medical Systems, Inc.

Consistent with its compensation philosophy and objectives, the compensation committee, working with its compensation consultant, has historically sought to have the annual base salaries of our named executive officers set at, or slightly below, what it believes to be the median base salaries earned by executive officers at peer group companies. Additionally, the compensation committee has historically sought to have performance-based contingent compensation set at levels that it believes are competitive, or above the median, to similar contingent compensation that is earned, or may be earned, by executive officers at peer group companies while at the same time setting performance-based compensation at levels designed to challenge our named executive officers to achieve company performance targets for the benefit of stockholders. Variances from these peer group levels for individual named executive officers may occur at the discretion of the compensation committee and may be dictated by the experience level of the individual and other market factors. From time to time, the compensation committee also considers adjustments to peer group compensation data to account for differences in revenue and market capitalization between our company and our peers. The compensation committee typically uses this information from time to time as part of its process to assess our competitive position among similar companies in the marketplace. However, in 2009 we did not use this information to benchmark our targeted pay at the desired range relative to our peers given that no changes were made to executive compensation in 2009. The compensation committee uses this peer group compensation data to provide an informational perspective on our compensation practices, salary levels and target levels of contingent compensation.

Tally Sheets. When making compensation decisions, the compensation committee periodically analyzes tally sheets prepared for each named executive officer. Tally sheets present the dollar amount of each component of named executive officer compensation. The purpose of tally sheets is to bring together, in summary form, all of the elements of actual and potential future compensation for our named executive officers, so that the compensation committee may analyze both the individual elements of compensation (including the weighting of each element as compared to each other element) and the aggregate total amount of actual and potential compensation. Although tally sheets were not used in 2009, from time to time the compensation committee has used tally sheets to assist it in making compensation related decisions.

Other Compensation Practices

Use of Equity Ownership Objectives

The compensation committee has established minimum stock ownership objectives, which are listed below.

Chief executive officer	Common stock with an aggregate value equal to at least five times combined annual base salary and annual contingent cash compensation.

Other named executive officers	Common stock with an aggregate value equal to at least four times combined annual base salary and annual contingent cash compensation.

If circumstances warrant, the compensation committee has the discretion to modify the objectives and/or time frames for one or more of the named executive officers. In early 2010, with the exception of Mr. Meek who recently became one of our named executive officers, the compensation committee determined that the other four named executive officers were in compliance with our stock ownership objectives.

Recoupment Policy for Incentive Compensation

We maintain a recoupment policy covering incentive compensation for our employees, including our named executive officers. The recoupment policy is reflected in our corporate governance guidelines and provides that, in appropriate circumstances, the board of directors will require reimbursement of any annual or long-term incentive payment to an employee where: (1) the payment was based in whole or in part on achieving certain financial results that were subsequently the subject of a restatement of our consolidated financial statements; (2) the board of directors determines that the employee engaged in intentional misconduct or fraud that caused or substantially contributed to the need for the financial statement restatement; and (3) no payment or a lower payment would have been made to the employee based on the restated financial results. Since the adoption of our recoupment policy, all of the performance-based contingent compensation awarded to our named executive officers, including both annual and long-term contingent compensation, has been made subject to our recoupment policy through the applicable award agreements or our internal company policies.

Certain Tax and Accounting Implications

The Impact of Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1.0 million paid to its chief executive officer and the three most highly compensated named executive officers as of the end of any fiscal year, excluding the chief financial officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain conditions are met.

While the tax impact of any compensation arrangement is one factor that is considered by the compensation committee when evaluating and setting compensation, such tax impact is also evaluated by the compensation committee in light of our overall compensation philosophy and objectives. Our EICP is structured so that annual and long-term incentive awards granted thereunder may qualify for the exemption from Section 162(m) for qualifying performance-based compensation. The compensation committee believes that circumstances exist where providing compensation that is not fully deductible may be more consistent with its compensation philosophy and objectives and may be in the best interests of our company and our stockholders. Accordingly, the compensation committee has granted, and may continue to grant, awards such as time-based restricted stock and enter into arrangements under which payments are not deductible under Section 162(m) if and when the compensation committee determines such arrangements are in the best interests of our stockholders.

Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of U.S. generally accepted accounting principles, as discussed at Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2009.

Executive Compensation Programs

Consistent with our fundamental compensation philosophy and objectives, the 2009 total compensation package for our named executive officers consisted of the following primary components:

•	Annual base salary

•	Performance-based contingent compensation, consisting of:

¡	Annual contingent cash compensation; and

¡	Long-term contingent cash and equity compensation

•	Perquisites and other personal benefits

•	Retirement benefits

In setting the mix between the different elements of executive compensation, the compensation committee generally focuses more heavily on contingent compensation, consisting of both cash and equity incentives, rather than targeting a specific allocation mix. Base salary and annual incentives are intended to reward short-term objectives, while long-term incentives, comprised of both time-based and performance-based criteria, are intended to reward long-term goal attainment. Annual contingent cash compensation is based on one-year financial performance metrics, and such awards vest and are payable in full soon after compensation committee approval is obtained. Long-term incentives generally vest over a four-year period. Total contingent compensation levels and the mix of short-term and long-term incentives vary for each named executive officer based on each officer’s level of responsibility, including strategic and operational goals, anticipated performance requirements, contributions of each named executive officer, retention needs and peer group data.

Key Elements of Compensation

Annual Base Salary

Base salaries received by our named executive officers are designed to compensate such officers for their services during any given year. Base salaries are determined by analyzing the scope of each named executive officer’s responsibilities and taking into account competitive market compensation information received by the compensation committee as part of the compensation setting process. The compensation committee has historically endeavored to set base salaries at levels that it believes to be generally at, or slightly below, the median compensation paid to highly qualified senior executives at other companies engaged in businesses similar to ours, as described under “Use of Peer Group Compensation Data and Tally Sheets” on page 41. The compensation committee believes that this strategy, when combined with performance-based contingent compensation programs, supports our overall compensation philosophy and objectives.

The compensation committee generally reviews base salaries annually. Base salaries may be modified based on the compensation committee’s determination that, among other things, an executive’s contribution to the achievement of our company’s goals has changed in a significant way, a change in responsibilities, a finding that an executive’s base salary is below median market levels or that competitive pay levels have changed. No modifications to base salaries occurred during 2009 for our named executive officers, reflecting the compensation committee’s determination that salaries remained at appropriate levels, especially in light of the fact that salaries generally were not increased throughout the company.

Base salaries paid to our named executive officers are shown in the “Salary” column of the 2009 Summary Compensation Table on page 54.

Performance-Based Contingent Compensation

The compensation committee awards contingent compensation under the EICP, a comprehensive executive compensation plan that provides for the granting of stock options, stock appreciation rights, restricted stock, deferred stock and other stock-related awards, as well as other awards that may be settled in cash or other property. Historically, equity awards under the EICP were made at the market price of our common stock on the grant date of the award. However, due to the potentially adverse dilutive impact to our stockholders of providing equity incentive compensation based on our then depressed stock price, the number of restricted stock awards under the 2009 incentive compensation program was calculated using an assumed stock price of $4.00, rather than the market price of $1.76 per share on the grant date of the award. Performance-based contingent compensation has historically been set at levels that are competitive with, or slightly above, the median performance-based contingent compensation that is earned, or may be earned, by senior executives at other companies engaged in businesses comparable to ours, as described under “Use of Peer Group Compensation Data and Tally Sheets” on page 41.

As discussed in greater detail below under the heading “Potential Payments Upon Termination or Change in Control” on page 62, the EICP provides for accelerated vesting of outstanding unvested stock options and the lapse of any restrictions applicable to any restricted or contingent stock awards upon a change in control of the company. We believe that accelerating the vesting of outstanding equity awards in the event of a change in control is common both in our industry and in similarly situated companies outside our industry. We believe that accelerating the vesting of outstanding equity awards in the event of a change in control aligns the interests of our named executive officers with the interests of our stockholders by motivating each named executive officer to work toward the completion of a transaction and incentivizing them to remain with us prior to the occurrence of such an event. Additionally, an acquiring company may not desire to, or be able to, replace such outstanding awards with comparable awards, and we do not believe that our named executive officers should lose the benefit of their outstanding awards in such a situation.

The compensation committee awards contingent compensation to our named executive officers in the form of annual contingent cash compensation to reward short-term performance and long-term contingent cash and equity compensation designed to reward long-term commitment to our company.

Annual Contingent Cash Compensation. In general, annual contingent cash compensation for our named executive officers is intended to reward exemplary financial performance. The compensation committee believes that management’s contribution to improving the quality of health care services delivered by our health care facilities and increasing stockholder return are aligned with earnings growth. Annually, the board of directors approves what it believes to be an achievable but challenging internal profit plan and the compensation committee approves an incentive plan based on that profit plan, which provides for the payment of contingent cash compensation under the EICP for the upcoming year. After our year-end results are finalized, the compensation committee reviews our fiscal performance and approves the payment of cash awards based on achievement against the profit plan. All of our named executive officers currently participate in our annual cash incentive compensation program.

Participants in our annual contingent compensation program are selected and assigned to target award categories by the compensation committee. Under this program, the target cash award for our chief executive officer is an amount equal to 125% of his base salary, the target cash award for Messrs. Curry, Farnham and Parry is 100% of their respective base salary and the target cash award for Mr. Meek is 75% of his base salary. As part of Mr. Newsome’s initial compensation package, the compensation committee approved, among other things, a guaranteed cash bonus of $1.0 million if he continued to be employed as our president and chief executive officer on December 31, 2009. Because the compensation committee did not believe that Mr. Newsome should receive both a guaranteed cash bonus and an annual contingent cash bonus in 2009, Mr. Newsome did not begin to participate in our annual contingent cash compensation program until 2010.

Profit plan achievement is measured solely based on EBITDA, which is generally defined as consolidated earnings from continuing operations before interest, income taxes, depreciation and amortization, gains (losses) on the early extinguishment of debt and impairments of assets. For purposes of measuring profit plan achievement, the compensation committee exercises its reasonable judgment to include or exclude unique items in the calculation of EBITDA.

We elected to use EBITDA as our sole performance measure because EBITDA is a common analytical indicator within the health care industry and it provides a simple and understandable measure of our liquidity. We believe EBITDA performance reflects our focus on quality of patient care, as we believe that higher quality medical care leads to increased admissions which in turn results in improved financial performance. Additionally, in 2009, enhanced liquidity, profitability and cash-generation were important to us because they were critical drivers that allowed us to attain our announced objective of reducing our indebtedness. For purposes of both our annual contingent cash compensation and long-term contingent cash and equity compensation programs, the compensation committee established a 2009 EBITDA target of $672.3 million. We refer to this EBITDA target as our 2009 profit plan. At the time the 2009 profit plan was established, the compensation committee believed that it was challenging but achievable based on our historical EBITDA performance, our projections for 2009 and the state of the economy.

During 2009, we used a sliding scale to determine how much annual contingent cash compensation to pay to our named executive officers, as set forth in the table below. Based on a review of our prior profit plans and our prior EBITDA performance, the compensation committee increased the minimum EBITDA performance threshold from 80% to 90%. The effect of this revision was to require a higher level of EBITDA performance, as measured as a percentage of our 2009 profit plan, before any annual contingent cash compensation was earned by our named executive officers.

Annual EBITDA Performance as a Percent of the Approved Profit Plan	Percent of Target Cash Award Earned

Less than 90%	0%
90.0% - 95.0%	50% - 75%
95.1% - 100.0%	75% - 100%
100.1% - 105.0%	100% - 110%
105.1% - 110.0%	110% - 125%
110.1% - 115.0%	125% - 140%
115.1% - 120.0% or Greater	140% - 150%

Effective February 16, 2010, it was determined that we achieved 2009 EBITDA of $679.4 million, which represented approximately 101% of our 2009 profit plan. Based on our 2009 EBITDA achievement, the compensation committee determined that our named executive officers had earned 102% of the target annual contingent cash compensation. This percentage translated into awards of the following amounts of annual contingent cash compensation: Mr. Curry – $688,500, Mr. Farnham – $408,000, Mr. Parry – $357,000 and Mr. Meek – $177,289.

Long-Term Contingent Cash and Equity Compensation. Long-term incentives have most recently been provided through contingent stock awards, performance-based contingent cash and stock awards and service-based contingent cash and stock awards issued under the EICP. The compensation committee has the authority to determine to whom contingent stock awards and performance-based contingent cash and stock awards are granted, the number of shares or the amount of cash subject to each grant and the terms on which the grants are made, including vesting and performance criteria. We do not currently impose equity holding periods on shares acquired through the exercise of stock options or on contingent restricted stock following the lapse of the restrictions on such shares. By granting contingent stock awards and performance-based contingent stock awards, we provide our named executive officers with the opportunity to build a meaningful equity stake in our company. These equity awards allow our named executive officers to meet our required stock ownership objectives, assist us with the retention of our named executive officers and align the long-term interests of our named executive officers with improving health care services delivered by our health care facilities and increasing stockholder return.

When granting contingent stock awards and performance-based contingent cash and stock awards to our named executive officers, the compensation committee reviews and considers specific awards for each individual officer, taking into account such officer’s level of responsibility, including strategic and operational goals, anticipated performance requirements, contributions of each named executive officer, retention needs and peer group data.

Long-Term Incentive Compensation Program – 2008. On March 11, 2008, following a comprehensive review that included Towers Watson’s analysis, advice and recommendations, the compensation committee implemented a new long-term incentive compensation program, which we refer to as the 2008 Program. In recognition of the initial compensation package he received in September 2008, Mr. Newsome was not granted a 2008 Program award.

Under the 2008 Program, which was effective beginning with the year ended December 31, 2008, long-term incentive compensation awards were made as a percentage of base salary as follows: (1) one-third in contingent restricted stock that vests based on service; (2) one-third in contingent restricted stock that is earned based on the satisfaction of performance criteria; and (3) one-third in cash that is earned based on satisfaction of the same performance criteria. The predetermined performance criteria for the year ended December 31, 2008 were based on two measures: (1) our common stock price and (2) EBITDA. The compensation committee selected EBITDA as a performance measure based on the committee’s belief that it is a key indicator of our success, as described above under the subheading entitled “Annual Contingent Cash Compensation.” For the year ended December 31, 2008, each criterion represented one-half of the contingent performance-based awards subject to vesting. In addition, the performance-based equity and cash awards granted under the 2008 Program vest on a pro rata basis based on the named executive officer maintaining continuous employment with us over a four-year period, commencing on January 1, 2008.

To satisfy the stock price component of the 2008 Program, our stock price needed to increase during the applicable measurement period by either (1) 8%; or (2) at least the increase, if any, in the Standard & Poor’s 500 Index. The stock price component could also be satisfied if the Standard & Poor’s 500 Index declined and our stock price either (1) increased or (2) decreased by an amount less than the decrease in such benchmark index. In order to satisfy the EBITDA performance criterion during the year ended December 31, 2008, we needed to achieve at least 75% of targeted EBITDA, as set forth in the board of directors’ approved internal profit plan, before any vesting of the award based on this component could occur.

The sliding scale relationship between targeted EBITDA and the percentage of long-term contingent cash and equity awards that vest based upon the achievement of this performance criterion is set forth in the table below. The 2008 Program also provided for a “look-back” feature whereby a failure to vest in a particular year can be made up based on EBITDA performance and the change in our stock price during the subsequent three-year period.

Percentage of Targeted EBITDA Achieved During Grant Year	Percentage of EBITDA- Based Performance Awards Eligible For Vesting

Less than 75.0%	0%
75.0% - 79.9%	25%
80.0% - 89.9%	50%
90.0% - 99.9%	75%
100.0% or Greater	100%

On February 16, 2010, the compensation committee determined that based on the change in the fair value of our common stock, the cumulative common stock price performance criterion under the 2008 Program was achieved. Achievement of the cumulative common stock price performance criterion resulted in our named executive officers earning 100% of the portion of their incentive compensation under the 2008 Program which had not previously been earned because we had not previously satisfied the stock price performance criterion of the 2008 Program. As a result, under the terms of the 2008 Program, our named executive officers earned the performance-based cash and contingent stock awards as set forth in the table below.

	Earned Long-Term Incentive Cash Compensation	Earned Long-Term Incentive Restricted Stock Awards
		(number of shares)
Kelly E. Curry	$281,250	53,368
Robert E. Farnham	116,667	22,138
Timothy R. Parry	72,917	13,836
Joseph C. Meek	28,125	5,337

On February 16, 2010, the compensation committee applied the look-back feature of the 2008 Program and determined that we cumulatively achieved 84.6% of our targeted 2008 EBITDA; however, that level of EBITDA achievement did not result in any incentive compensation being earned beyond that which had previously been earned pursuant to the 2008 EBITDA performance criteria. Based on the provisions of the 2008 Program, the compensation committee will also apply the look-back feature using our 2010 and 2011 EBITDA.

Under the terms of the 2008 Program, performance-based cash and contingent restricted stock awards do not fully vest until the continuous employment requirement has been met. As a result, one-fourth of the contingent restricted stock awards vests on each of January 1, 2009, 2010, 2011 and 2012. Our named executive officers who participated in the 2008 Program maintained continuous employment with us over the two-year period from January 1, 2008 through December 31, 2009. Therefore, each such named executive officer was 50% vested in his earned performance-based cash and contingent restricted stock award. Long-term cash compensation amounts and shares of our restricted common stock under the 2008 Program vested as set forth in the table below.

	Long-Term Incentive Cash Compensation Paid in the Year Ended or Ending December 31,		Long-Term Incentive Restricted Stock Awards Vested in the Year Ended or Ending December 31,
	2010	2009	2010	2009
			(number of shares)
Kelly E. Curry	$175,781	$35,156	33,355	6,671
Robert E. Farnham	72,916	14,583	13,836	2,767
Timothy R. Parry	45,573	9,115	8,648	1,730
Joseph C. Meek	17,578	3,516	3,335	667

Under the terms of the 2008 Program, one-fourth of the service-only restricted stock awards vest on each of January 1, 2009, 2010, 2011 and 2012. Accordingly, in addition to the shares included in the above table, the following number of shares vested on each of January 1, 2009 and January 1, 2010 with respect to our named executive officers who participated in the 2008 Program: Mr. Curry – 26,684, Mr. Farnham – 11,069, Mr. Parry – 6,918 and Mr. Meek – 2,668.

Long-Term Incentive Compensation Program – 2009. On February 17, 2009, the compensation committee modified its approach to long-term incentive compensation awards made under the 2008 Program, taking into account, among other things, the effects of the continued and increasingly difficult economic downturn and the depressed market value of our common stock. Following a review of potential alternatives and peer group responses to the economic downturn, which included Towers Watson’s analysis, advice and recommendations, the compensation committee determined to make certain changes to the 2008 Program when implementing our long-term incentive compensation program for 2009, which we refer to as the 2009 Program.

The 2009 Program was effective beginning with the year ended December 31, 2009 and, in the same fashion as the 2008 Program, provided for long-term contingent compensation in the form of cash payments and equity awards. With the exception of Mr. Meek, the compensation committee continued to focus on performance-based compensation by maintaining the same mix of long-term incentive awards under the 2009 Program as under the 2008 Program (one-third time-based contingent restricted stock; one-third performance-based contingent restricted stock; and one-third performance-based contingent cash). Mr. Meek’s long-term incentive award under the 2009 Program was made in the form of two-thirds time-based contingent cash and one-third performance-based contingent cash. The performance-based cash and equity awards granted under the 2009 Program vest on a pro rata basis based on the named executive officer maintaining continuous employment with us over a four-year period, commencing on March 1, 2009. Consistent with the compensation provided to persons who previously served as president and chief executive officer, Mr. Newsome’s target amount was set at 500% of his base salary. Mr. Meek’s target amount was increased from 75% of his base salary under the 2008 Program to 100% under the 2009 Program. The target amounts as a percentage of base salary for the other named executive officers were the same as under the 2008 Program: Mr. Curry – 250%, Mr. Farnham – 175% and Mr. Parry – 125%.

Moreover, the compensation committee adjusted certain components of the 2008 Program when implementing the 2009 Program. First, the performance criterion based on our stock price was removed in favor of a single performance criterion based on our achievement of our 2009 profit plan. Second, the compensation committee increased the minimum EBITDA performance threshold from 75% to 90% in a fashion similar to the adjustment made to our annual contingent cash compensation program. The sliding scale relationship between targeted EBITDA and the percentage of annual awards that vest based upon the achievement of this performance criterion is set forth in the table below.

Percentage of Targeted EBITDA Achieved During Grant Year	Percentage of EBITDA-Based Performance Awards Eligible For Vesting

Less than 90.0%	0%
90.0% - 92.4%	50%
92.5% - 94.9%	60%
95.0% - 97.4%	75%
97.5% - 99.9%	90%
100.0% or Greater	100%

Third, the compensation committee based the number of shares awarded under the equity components of the 2009 Program (time-based restricted stock and performance-based restricted stock) on an assumed fixed, higher price per share ($4.00) rather than the fair market value of our common stock on February 17, 2009, the date of grant ($1.76). The compensation committee also revised the look-back feature from the 2008 Program such that the look-back period is now limited to the year immediately following the year for which performance is being measured.

On February 16, 2010, based on our achievement of approximately 101% of our 2009 profit plan, the compensation committee concluded that our named executive officers had earned 100% of the EBITDA-based long-term contingent cash and restricted stock awards under the 2009 Program. Accordingly, our named executive officers earned the long-term cash compensation amounts and shares of our restricted common stock as set forth in the table below.

	Earned Long-Term Incentive Cash Compensation	Earned Long-Term Incentive Restricted Stock Awards
		(number of shares)

Gary D. Newsome	$1,500,000	375,000
Kelly E. Curry	562,500	140,625
Robert E. Farnham	233,333	58,334
Timothy R. Parry	145,833	36,459
Joseph C. Meek	77,250	-

Under the terms of the 2009 Program, performance-based cash and restricted stock awards do not fully vest until the continuous employment requirement has been met on each of March 1, 2010, 2011, 2012 and 2013. Because our named executive officers maintained continuous employment with us through March 1, 2010, 25% of the earned performance-based cash and restricted stock awards vested on such date, as set forth in the table below.

	Vested Long-Term Incentive Cash Compensation	Vested Long-Term Incentive Restricted Stock Awards
		(number of shares)

Gary D. Newsome	$375,000	93,750
Kelly E. Curry	140,625	35,156
Robert E. Farnham	58,333	14,583
Timothy R. Parry	36,458	9,115
Joseph C. Meek	19,313	-

Under the terms of the 2009 Program, one-fourth of the service-only restricted stock awards vest on each of March 1, 2010, 2011, 2012 and 2013. Accordingly, in addition to the shares included in the above table, the following number of shares vested on March 1, 2010 with respect to our named executive officers: Mr. Newsome – 93,750, Mr. Curry – 35,156, Mr. Farnham – 14,583 and Mr. Parry – 9,115. In addition to the cash compensation included in the above table, on March 1, 2010 Mr. Meek vested in $38,625 of the service-only contingent cash compensation under the 2009 Program.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits that the compensation committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive officers with superior experience and skills. The compensation committee periodically reviews the perquisites and other benefits that we provide.

In addition to participating in the programs and plans discussed in this proxy statement, we provide each named executive officer with either an automobile allowance or we lease a vehicle on behalf of the named executive officer. Our named executive officers also (1) participate in a comprehensive health insurance plan that provides for no deductibles or co-payments and (2) receive a monthly allowance for membership in a club. Named executive officer use of our aircraft for personal reasons is not significant and must be approved by our chief executive officer in advance.

The previously mentioned perquisites are taxable to the named executive officer. We provide no tax gross-up payments or other compensation to our named executive officers to cover their personal federal or state income tax obligations, except in the case of relocation costs or upon a change of ownership under our Supplemental Executive Retirement Plan, as discussed on page 62 under the heading “Potential Payments Upon Termination or Change in Control.”

Retirement Benefits

Our named executive officers participate in the Health Management Associates, Inc. Supplemental Executive Retirement Plan, which is a defined benefit plan that is not intended to be tax-qualified. The Supplemental Executive Retirement Plan was established to provide a retirement benefit to executive officers and others who provide a minimum number of years of service to us and, accordingly, it provides an incentive for long-term retention. Our

Supplemental Executive Retirement Plan is described below under “Pension Benefits at December 31, 2009” on page 61. We generally believe that the benefits provided by the Supplemental Executive Retirement Plan for our named executive officers are relatively modest in relation to similar retirement benefits provided by comparable companies, both in terms of the benefits payable upon retirement and the number of persons who participate in the plan.

We also maintain the Health Management Associates, Inc. Retirement Savings Plan, which we refer to as the Retirement Savings Plan, which is a tax-qualified 401(k) plan that provides for both employer and employee contributions. Eligible participants, including our named executive officers, are able to contribute to the Retirement Savings Plan a percentage of their eligible compensation, subject to limits prescribed by the Internal Revenue Service. Historically, we matched one-third of the first 6% of an employee’s eligible deferred compensation. Effective January 1, 2009, we suspended substantially all matching contributions to the Retirement Savings Plan. Amounts contributed by plan participants are fully vested. Amounts contributed by us under the matching program vest 20% per year upon the participant’s completion of two years of credited service (100% vesting after six years of credited service).

COMPENSATION COMMITTEE REPORT1

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Robert A. Knox, Chairman
Kent P. Dauten
William C. Steere, Jr.

[1]

The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2009 Summary Compensation Table

The table below presents information regarding the compensation of our president and chief executive officer (our principal executive officer), our executive vice president and chief financial officer (our principal financial officer) and certain other highly compensated executive officers for services rendered to us in all capacities during the years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary (1)	Bonus		Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compen- sation (6)	Total

Gary D. Newsome President and Chief Executive Officer (principal executive officer)	2009	$900,000	$1,000,000	(2)	$ 1,320,000	$ -	$ 375,000	$ 544,475	$ 166,589	$4,306,064
	2008	265,962	500,000	(2)	635,000	795,600	-	-	43,101	2,239,663

Kelly E. Curry Executive Vice President and Chief Financial Officer (7) (principal financial officer)	2009	675,000	-		495,000	-	1,004,906	218,029	56,910	2,449,845
	2008	675,000	-		1,243,125	-	431,719	-	91,020	2,440,864
	2007	337,500	193,125	(4)	1,139,000	-	-	-	415,103	2,084,728

Robert E. Farnham Senior Vice President - Finance	2009	400,000	-		205,334	-	539,249	175,877	30,392	1,350,852
	2008	400,000	-		586,666	-	249,583	-	29,896	1,266,145
	2007	400,000	120,000	(4)	206,250	-	-	48,633	29,803	804,686

Timothy R. Parry Senior Vice President, General Counsel and Corporate Secretary	2009	350,000	-		128,334	-	439,031	175,877	55,029	1,148,271
	2008	350,000	-		414,166	-	214,740	-	33,266	1,012,172
	2007	350,000	122,500	(4)	193,750	-	-	48,633	25,891	740,774

Joseph. C. Meek Vice President and Treasurer	2009	231,750	-		-	-	252,805	142,391	20,823	647,769

(1)	The amounts presented include cash compensation earned and paid and cash compensation deferred at the election of the named executive officer under our 401(k) plan, the Health Management Associates, Inc. Retirement Savings Plan.

(2)	The 2009 amount is a guaranteed cash bonus earned by Mr. Newsome as a result of his continued employment with us as our president and chief executive officer through December 31, 2009. The 2008 amount is a sign-on bonus paid to Mr. Newsome upon his commencement of employment with us.

(3)	The amounts presented in this column represent the estimated grant date fair values of restricted stock, deferred stock and stock option awards determined in accordance with U.S. generally accepted accounting principles, or GAAP. Such amounts do not reflect the actual value that may be realized by the recipients. A discussion of the assumptions and methodologies used to estimate the grant date fair value of our stock-based awards is set forth at Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for each of the years ended December 31, 2009, 2008 and 2007.

Restricted stock, deferred stock and stock option awards were made under our Amended and Restated 1996 Executive Incentive Compensation Plan, as amended, referred to in this proxy statement as the EICP. Information regarding awards of stock-based compensation granted to our named executive officers during 2009 is disclosed in the 2009 Grants of Plan-Based Awards table on page 56.

(4)

For a discussion of our annual and long-term contingent cash programs, refer to the descriptions under the subheadings “Annual Contingent Cash Compensation,” “Long-Term Incentive Compensation Program – 2008” and “Long-Term Incentive Compensation Program – 2009” on

pages 46, 48 and 50, respectively. During 2007, discretionary cash awards were granted to certain of our named executive officers and are disclosed in the Bonus column in the above table.

(5)	The amounts presented in this column reflect the changes in actuarial present values of future benefits under our Supplemental Executive Retirement Plan, referred to in this proxy statement as the Supplemental Plan. For Mr. Newsome and Mr. Curry, the years ended December 31, 2008 and 2007, respectively, were their initial participation in the Supplemental Plan and, accordingly, no amounts were included in the above table. The 2008 reductions in the pension values for Mr. Curry, Mr. Farnham and Mr. Parry were $62,096, $50,091 and $50,091, respectively. Such reductions were attributable to an increase in our discount rate from 5.75% during 2007 to 6.50% during 2008. During 2009, the discount rate was reduced to 5.62%, which effectively increased the present value of the future benefits for each named executive officer. See “Pension Benefits at December 31, 2009” on page 61 for more information regarding the Supplemental Plan and certain key actuarial assumptions.

(6)	The amounts presented in this column reflect payments by us to or on behalf of each named executive officer as an automobile allowance (or a leased vehicle on behalf of the named executive officer), the amount attributable to each named executive officer’s personal use of our aircraft, health and life insurance payments on behalf of each named executive officer and his beneficiaries, company 401(k) matching contributions prior to 2009, club membership allowances and personal tax services paid by us. The personal use of our aircraft included in the table below is based on the aggregate incremental per mile cost to us, determined using the flight mileage flown from origination to destination. The types and costs of the perquisites and other personal benefits provided to our named executive officers during the year ended December 31, 2009 are summarized in the table below.

	Gary D. Newsome	Kelly E. Curry	Robert E. Farnham	Timothy R. Parry	Joseph C. Meek

Automobile	$ 18,621	$ 12,000	$ 16,342	$ 16,300	$ 8,800

Personal Use of Aircraft	132,675	29,826	-	-	-

Health Insurance	5,755	7,222	7,403	5,027	6,401

Life Insurance	2,622	2,622	2,622	4,902	2,622

Club Membership Allowances and Other Related Costs	3,000	3,000	3,000	28,000	3,000

Tax Services	-	2,240	1,025	800	-

In addition to the items in the above table, Mr. Newsome received compensation of $3,916 during 2009 for reimbursed relocation costs and a related tax gross up payment.

(7)	Effective January 12, 2010, Mr. Curry became our Executive Vice President and Chief Financial Officer. In the event that Mr. Curry terminates employment with us prior to becoming eligible under the Medicare program, we will offer him and his spouse health insurance coverage until he or she qualifies under such federal program provided, however, they will each be responsible for payment of premiums to us for the insurance as provided under the Consolidated Omnibus Budget Reconciliation Act, commonly known as COBRA.

2009 Grants of Plan-Based Awards

The table below presents information regarding grants of annual contingent cash awards and restricted stock awards to our named executive officers during the year ended December 31, 2009. There can be no assurances that the grant date fair values of awards described below will ever be realized by the named executive officers.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	Grant Date Fair Value of Stock and Option
			Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units	Awards ($) (2)
Gary D. Newsome	Long-Term Contingent Cash	2/17/09	$750,000	$1,500,000	$1,500,000
	Restricted Stock – Time Vested	2/17/09							375,000	$660,000
	Restricted Stock – Performance	2/17/09				187,500	375,000	375,000		660,000

Kelly E. Curry	Annual Contingent Cash	2/17/09	337,500	675,000	1,012,500
	Long-Term Contingent Cash	2/17/09	281,250	562,500	562,500
	Restricted Stock – Time Vested	2/17/09							140,625	247,500
	Restricted Stock – Performance	2/17/09				70,313	140,625	140,625		247,500

Robert E. Farnham	Annual Contingent Cash	2/17/09	200,000	400,000	600,000
	Long-Term Contingent Cash	2/17/09	116,667	233,333	233,333
	Restricted Stock – Time Vested	2/17/09							58,333	102,667
	Restricted Stock – Performance	2/17/09				29,167	58,334	58,334		102,667

Timothy R. Parry	Annual Contingent Cash	2/17/09	175,000	350,000	525,000
	Long-Term Contingent Cash	2/17/09	72,917	145,833	145,833
	Restricted Stock – Time Vested	2/17/09							36,458	64,167
	Restricted Stock – Performance	2/17/09				18,230	36,459	36,459		64,167

Joseph C. Meek	Annual Contingent Cash	2/17/09	86,907	173,813	260,719
	Long-Term Contingent Cash	3/1/09	193,125	231,750	231,750

(1)	The amounts shown in this column reflect the contingent cash compensation amounts that potentially could have been earned during 2009 based on the achievement of the company’s profit plan under the short-term and long-term incentive compensation programs of the EICP. The actual annual contingent cash compensation earned was based on achieving 101% of our 2009 profit plan and was paid in March 2010. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table on page 54. The amounts of long-term contingent cash compensation earned and paid subsequent to December 31, 2009 under the 2008 Program and the 2009 Program are also included in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table. For more information regarding annual contingent cash compensation and long-term contingent cash compensation under the EICP, see “Performance-Based Contingent Compensation” on page 45.

(2)	The dollar values of the restricted stock awards disclosed in this column represent the estimated grant date fair values of such awards determined in accordance with GAAP. A discussion of the assumptions and methodologies used to estimate the grant date fair values of our stock-based awards is set forth at Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2009.

Certain Named Executive Officer Biographical Information

Below is information regarding Mr. Meek, who became one of our named executive officers effective for the year ended December 31, 2009.

Joseph C. Meek, age 54, has served as our Vice President and Treasurer since July 9, 2007. Prior to joining us, Mr. Meek held corporate treasury and investor relations positions of increasing responsibility with SSM Health Care, Spectrum Brands and Peabody Energy, all in St. Louis, Missouri, between 1998 and 2007. Mr. Meek has also held banking positions with

Industrial Bank of Japan, Yasuda Trust and Union Bank of Switzerland, all in Chicago, Illinois, between 1984 and 1998.

Non-Contingent Compensation as a Percent of Total Compensation

The table below presents annual base salaries and non-contingent cash bonuses paid to each of our named executive officers as a percent of each executive’s total compensation during the years ended December 31, 2009 and 2008.

	2009	2008

Gary D. Newsome (1)	44.1%	34.2%
Kelly E. Curry	27.6	27.7
Robert E. Farnham	29.6	31.6
Timothy R. Parry	30.5	34.6
Joseph C. Meek (2)	35.8	-

(1)	Mr. Newsome commenced employment with us on September 13, 2008.

(2)	Mr. Meek was not one of our named executive officers in 2008.

Other Material Information

The material terms of our named executive officers’ annual compensation, including annual base salary, annual contingent cash compensation, long-term cash compensation, long-term equity compensation, perquisites and other personal benefits and retirement benefits are described in CD&A beginning on page 35. We encourage you to read the above tables and the related footnotes in conjunction with such information.

We do not maintain employment agreements with any of our named executive officers. As discussed in greater detail in CD&A, annual contingent cash compensation awards were granted under the EICP, with the amount of the award based on the achievement of an annual financial target. Annual contingent cash compensation awards are fully vested when earned. During 2009, both the 2008 Program and the 2009 Program were in effect, as described in greater detail in the CD&A beginning on page 35.

Risk Considerations in our Compensation Program

The board maintains active oversight of the material risks that face the company through the process described under the heading entitled “The Board of Director’s Role in Risk Oversight” on page 32. As part of that process, the compensation committee is charged with the management of risks arising from our compensation policies and programs. The compensation committee believes that our compensation policies and programs, including risk-mitigating strategies such as our recoupment policy, are designed to achieve their goals within an acceptable risk profile.

Specifically, our compensation programs rely heavily on annual and long-term contingent compensation and are designed to encourage our named executive officers to remain focused on both the short and long-term operational and financial goals of the company. In a typical year, as demonstrated in the charts below, the compensation committee establishes base salaries, an annual contingent cash program and long-term contingent cash and equity programs such that approximately 75% of a named executive officer’s total compensation is “at risk.” The compensation that is not “at risk” is primarily provided in the form of base salary.

On average, approximately two-thirds of the contingent cash and equity compensation provided to our named executive officers consists of long-term awards that are designed to reward sustainable performance over the longer term as well as a long-term commitment to our company. In general, as the level of responsibility increases, so does the percentage of compensation that is delivered through long-term incentives. The use of equity-based long term compensation, in combination with our equity ownership objectives that are discussed on page 42, reflects our goal of aligning the interests of our executives and our stockholders, thereby reducing any incentive to undertake unnecessary risks. Furthermore, we would require reimbursement of annual or long-term incentive compensation payments under the circumstances discussed in CD&A under the subheading entitled “Recoupment Policy for Incentive Compensation” on page 43.

Outstanding Equity Awards at December 31, 2009

The table below presents information regarding the number of unexercised stock options, the number of shares and value of unvested deferred stock awards and the number and value of unvested restricted stock awards at December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Gary D. Newsome	125,000	375,000 (1)	$4.75	9/12/2018
					375,000 (6)	$2,726,250
							375,000 (8)	$2,726,250

Kelly E. Curry					60,000 (4) 20,870 (3) 80,052 (5) 140,625 (6) 20,013 (5)	$ 436,200 151,725 581,978 1,022,344 145,495	80,052 (7)	$ 581,978
							140,625 (8)	1,022,344

Robert E. Farnham	30,198 201,317 60,395 60,395 100,659	- - - - -	$6.02 8.25 9.91 9.22 11.31	5/26/2010 5/15/2011 5/21/2012 5/20/2013 5/18/2014
					20,039 (2) 21,201 (3) 33,207 (5) 58,333 (6) 8,301 (5)	$145,684 154,131 241,415 424,081 60,348	33,208 (7)	$241,422
							58,334 (8)	424,088

Timothy R. Parry	172,126 60,395 60,395 80,527	- - - -	$8.25 9.91 9.22 11.31	5/15/2011 5/21/2012 5/20/2013 5/18/2014
					18,825 (2) 21,643 (3) 20,755 (5) 36,458 (6) 5,190 (5)	$136,858 157,345 150,889 265,050 37,731	20,752 (7)	$150,867
							36,459 (8)	265,057

Joseph C. Meek					2,391 (3) 8,006 (5) 2,001 (5)	$17,383 58,204 14,547	8,005 (7)	$58,196

(1)	Assuming continuous service as an employee with us, this stock option vests in equal installments on each of September 13, 2010, 2011 and 2012.

(2)	Assuming continuous service as an employee with us, this contingent stock award will vest on February 20, 2011.

(3)	Assuming continuous service as an employee with us, this contingent stock award will vest on February 19, 2012.

(4)	Assuming continuous service as an employee with us, this contingent stock award will vest in equal installments on each of July 1, 2010, 2011 and 2012.

(5)	One-third of this contingent restricted stock award vested on January 1, 2010. Assuming continuous service as an employee with us, the remainder of this restricted stock award will vest in equal installments on each of January 1, 2011 and 2012.

(6)	One-fourth of this contingent restricted stock award vested on March 1, 2010. Assuming continuous service as an employee with us, the remainder of this restricted stock award will vest in equal installments on each of March 1, 2011, 2012 and 2013.

(7)	These contingent restricted stock awards under the 2008 Program are subject to two performance conditions (achievement of an EBITDA target and certain stock price performance), as well as a four-year service requirement. On February 16, 2010, the compensation committee concluded that certain of our named executive officers had earned 100% of the related stock price performance-based long-term contingent equity award. Accordingly, on that date, the following number of shares were earned by our named executive officers that participated in the 2008 Program: Mr. Curry – 53,368, Mr. Farnham – 22,138, Mr. Parry – 13,836 and Mr. Meek – 5,337. One-half of these earned contingent restricted stock awards vested on February 16, 2010 and, assuming continuous service as an employee with us, the remaining stock awards will vest in equal installments on each of January 1, 2011 and 2012. The unearned contingent restricted stock awards under the 2008 Program that are subject to the EBITDA-based performance condition will be evaluated using a look-back feature, as described under “Long-Term Incentive Compensation Program – 2008” on page 48.

(8)	These contingent restricted stock awards under the 2009 Program are subject to a performance condition based on our achievement of an EBITDA target, as well as a four-year service requirement. On February 16, 2010, the compensation committee concluded that our named executive officers had earned 100% of the related EBITDA-based long-term contingent equity award. Accordingly, all such shares disclosed in the table have been earned by our named executive officers. One-fourth of these contingent restricted stock awards vested on March 1, 2010 and, assuming continuous service as an employee with us, the remaining stock awards will vest in equal installments on each of March 1, 2011, 2012 and 2013.

Option Exercises and Stock Vested in 2009

The table below presents information regarding the number and realized value of stock awards that vested during 2009 for each of our named executive officers. Our named executive officers did not exercise any stock options during 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)

Gary D. Newsome	500,000	$1,035,000

Kelly E. Curry	53,355	162,706

Robert E. Farnham	26,885	112,384

Timothy R. Parry	20,828	97,084

Joseph C. Meek	3,335	6,110

(1)	Amounts in this column exclude performance-based restricted shares that vested in January 2010, February 2010 and March 2010. Those vested shares were as follows: Mr. Newsome – 93,750, Mr. Curry – 68,511, Mr. Farnham – 28,419, Mr. Parry – 17,763 and Mr. Meek – 3,335. Amounts in this column also exclude service-only restricted shares that vested during January 2010 and March 2010. Those vested shares were as follows: Mr. Newsome – 93,750, Mr. Curry – 61,840, Mr. Farnham – 25,652, Mr. Parry – 16,033 and Mr. Meek – 2,668.

(2)	The value realized on the vesting of stock awards is based on the closing price of our common stock on the vesting date multiplied by the number of shares that vested on such date.

Pension Benefits at December 31, 2009

The table below presents information as of December 31, 2009 regarding retirement benefits and payments made to each of our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

Gary D. Newsome	Supplemental Executive Retirement Plan	1	$ 2,749,679	$ -

Kelly E. Curry (1)	Supplemental Executive Retirement Plan	15	1,223,628	-

Robert E. Farnham	Supplemental Executive Retirement Plan	24	987,060	-

Timothy R. Parry	Supplemental Executive Retirement Plan	14	987,060	-

Joseph C. Meek	Supplemental Executive Retirement Plan	2	770,383	-

(1)	Mr. Curry was credited with prior employment service when he rejoined us on July 1, 2007. He previously was employed by us from 1982 to 1994 and served as our chief financial officer from 1987 to 1994.

The Supplemental Plan is a deferred compensation plan for key executive officers and is not intended to be tax-qualified. The Supplemental Plan was established to provide a retirement benefit to key executives who provide a minimum number of years of service to our company. Historically, the retirement benefit each participant is eligible to receive under the Supplemental Plan is determined by the compensation committee in consultation with the chairman of the board and is based on the titles and responsibilities of the participant. The level of benefits payable under the Supplemental Plan may be changed periodically by the compensation committee to reflect a change in an executive’s title, responsibilities and accomplishments. The annual payment to each of our named executive officers, upon each named executive officer reaching age 62 and assuming he qualifies for payments under the Supplemental Plan at such time, is estimated to be as follows: Mr. Newsome - $400,000; Mr. Curry- $150,000; Mr. Farnham - $121,000; Mr. Parry - $121,000; and Mr. Meek - $100,000. Furthermore, Mr. Newsome is entitled to an annual payment of $250,000 if he retires between age 55 and 62, which benefit was provided to Mr. Newsome as an inducement to join our company.

Under the Supplemental Plan, except as set forth below, a participant qualifies for benefits upon the later of (1) the date the participant reaches age 62; or (2) five years after commencing participation in the plan. Additionally, a participant must not compete with us while receiving benefits under the Supplemental Plan. Assuming he satisfies the other Supplemental Plan requirements, Mr. Newsome can avail himself of an early retirement benefit between age 55 and 62 as described above. The retirement benefit that each of the above participants receives will be paid monthly for the longer of ten years or the participant’s life. In the event that a participant dies after qualifying for retirement benefits under the Supplemental Plan but before the end of the ten-year period, the remaining benefits payable will be paid to the participant’s designated beneficiary or legal representative. With respect to participants who have met the above qualifications, a “rabbi trust” can also be established to hold our contributions.

Generally, no benefit is paid under the Supplemental Plan if employment is terminated before a participant reaches normal or early retirement age, regardless of the reason. However, benefits are payable following a change of ownership of the company as described under “Potential Payments Upon Termination or Change in Control” below.

No retirement benefit payments will be made to a named executive officer or his beneficiary under the Supplemental Plan if the named executive officer engages in “competitive activities” without the prior written consent of our board of directors. Competitive activities under the Supplemental Plan include (1) directly or indirectly engaging in a business similar to the business of the company and/or (2) owning, managing, operating, controlling, being employed by or having a financial interest in, or being connected in any manner with, the ownership, management, operation, or conduct of any such similar business. Mere ownership (directly, indirectly or beneficially) of the stock of a publicly traded corporation representing less than five percent of such corporation’s outstanding stock is not considered a competitive activity under the Supplemental Plan.

We used actuarially-based techniques and methodologies to develop a model designed to estimate the present values of the accumulated benefits presented in the above table. The model we developed used discount rates of 5.62% and 6.50% at December 31, 2009 and 2008, respectively, and the RP 2000 Employee No Collar Male Mortality Table projected to 2005 at both such dates.

Potential Payments Upon Termination or Change in Control

General. We do not maintain employment agreements with any of our named executive officers and do not have a formal severance policy that provides for payments or benefits to a named executive officer in the event of a termination of employment, other than with respect to a change of ownership, as described below. Our compensation committee has the discretion to determine the amount, if any, of severance payments and benefits that will be offered to a named executive officer in the event of a termination of employment.

The following plans provide for payments to each of our named executive officers in the event of a change of ownership or a change in control of the company. In addition, our long-term contingent cash and equity compensation programs and our equity grants to our named executive officers provide for accelerated vesting and/or payment in the event of death or disability. No amounts would be payable to our named executive officers in the event of a voluntary termination of employment or any involuntary termination of employment other than due to death, disability or retirement. As of December 31, 2009, none of our named executive officers would have been retirement eligible under the terms of our compensation arrangements.

Supplemental Plan. Our named executive officers are eligible to receive payments under the Supplemental Plan, if certain criteria are met upon eligible retirement, as described under “Pension Benefits at December 31, 2009” on page 61, or following a change in ownership of the company.

A change of ownership of the company is generally defined under the Supplemental Plan as (1) the acquisition, whether directly, indirectly, beneficially or of record, by any person or entity (including any group of associated persons acting in concert), of our common stock which results, after such acquisition, in such person or entity owning 25% or more of our common stock, or (2) a change in the ownership of more than 33% of the fair market value of our assets, excluding the value of any liabilities underlying such assets. A change in ownership is generally not deemed to occur if such acquisition is by us or any employee benefit plan of ours within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended.

Upon a change of ownership, a “rabbi trust” must be established for each participant who has not yet reached his or her normal retirement date (the later of attaining age 62 or the fifth anniversary of the date upon which the participant commenced participation in the Supplemental Plan). Such rabbi trust is required to be funded with the actuarial equivalent of a participant’s retirement benefit under the Supplemental Plan, which benefit is required to be paid to the participant from the trust in a lump sum as soon as practicable after the termination of the participant’s employment for any reason. If a change of ownership occurs after a participant has reached his or her normal retirement date, the actuarial equivalent of the remaining benefits must be paid directly to the participant in a lump sum. Additional rules apply if the change of ownership constitutes a “change in ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of the Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended. Any benefits payable to a “Specified Employee” will be paid after a six-month holding period.

In the event of a change in ownership, we must also compensate each participant in the Supplemental Plan, on an after tax basis, for: (1) Medicare and FICA taxes; (2) the increase in the effective rate of federal and state income taxes resulting from such lump sum payment; and (3) any excise taxes resulting from the lump sum actuarial payment, such amounts being referred to below as the “tax gross up amount.” For participants in the Supplemental Plan who have reached their normal retirement date, we are required to make such tax gross up payments directly to the participant. For participants who have not yet reached their normal retirement date, we are required to make an additional deposit to the rabbi trust described above in an amount equal to the amount of the tax gross up amount payment, based on the tax rates in effect for the participant on the date of such deposit. At the time a participant in the Supplemental Plan receives a distribution from the rabbi trust, if the amount held in the trust for such participant is insufficient to make the actual tax payments designed to be covered by the tax gross up amount, we are required to make a payment for the difference. Similarly, any funds held in the rabbi trust in excess of the amounts necessary to make the required tax gross up amount payments to a participant will be returned to us.

EICP. If a change of control occurs, the following will apply to awards made under the EICP, which is discussed at Proposal Two on page 18 and in CD&A beginning on page 35.

•

All stock options that were not previously exercisable and vested shall become fully exercisable and vested as of the time of the change of control and shall remain exercisable for the balance of their stated terms without regard to any termination of employment.

•

Stock option holders shall be entitled to elect, during the 60 day period immediately following a change of control, in lieu of acquiring the shares of stock underlying such options, to receive in cash the excess of the change in control price (such price being the higher of (1) the amount of cash and fair market value of property that is the highest price per share paid in any transaction triggering the change of control, or (2) the highest fair market value per share at any time during the 60 day period preceding and following the change of control) over the exercise price of the option, multiplied by the number of shares of common stock subject to the option.

•

All restrictions, deferral of settlement and forfeiture conditions applicable to any restricted stock awards and contingent stock awards shall lapse and such awards shall be deemed fully vested as of the time of the change of control.

•

All performance goals and conditions will be deemed to be met if and to the extent provided by the compensation committee in the award agreement relating to such award. Awards made under the 2008 Program and the 2009 Program will be deemed to be met at the 100% level.

A change of control is deemed to occur under the EICP upon:

•	The acquisition by any person or entity of beneficial ownership of 25% or more of our outstanding common stock;

•

The consummation of a reorganization, merger, consolidation, complete liquidation or dissolution of the company or sale of all or substantially all of the company’s assets, other than a transaction with a person who is a recipient of an award under the plan or an entity controlled by such person; or

•

In general, a change in the composition of our board of directors such that the individuals who made up the board of directors prior to the change of control transaction cease for any reason to be a majority of the board of directors.

A change of control will not be deemed to occur under the EICP upon (1) consummation of a transaction with any entity that immediately prior to the transaction was a subsidiary of ours or an employee benefit plan of ours, if immediately following the transaction the surviving entity is controlled by such employee benefit plan and/or the persons who controlled the company immediately prior to such transaction, as the case may be, and (2) consummation of any transaction pursuant to which more than 50% of the company’s shares of common stock remain owned by substantially the same persons and in substantially the same proportions as existed prior to the transaction.

The table below outlines the potential payments and benefits payable to each named executive officer in the event of a change of ownership under the Supplemental Plan, a change of control under the EICP and death or disability, in each case as if such events had occurred on December 31, 2009. Unless otherwise specified, all potential payments in the table below are assumed to have been made by the company in a lump-sum. For purposes of the table below, a change of ownership and a change of control are collectively referred to as a “change of control.”

	EICP – Accelerated Vesting of Equity Value and Cash				Supplemental Plan
Named Executive Officer	Contingent Stock (1)	Restricted Stock (1)	Stock Options (2)	Contingent Cash (3)	Actuarial Retirement Benefits (4)	Excise Tax and Tax Gross Up Payments (5)	Total

Gary D. Newsome

Change of Control	$-	$ 5,452,500	$1,320,000	$ 1,500,000	$ 4,258,525	$ 1,659,270	$14,190,295

Death or Disability (6)	-	4,089,375	1,320,000	1,125,000	-	-	6,534,375

Kelly E. Curry

Change of Control	587,925	3,354,139	-	1,089,844	1,771,890	673,425	7,477,223

Death or Disability (6)	587,925	1,533,516	-	421,875	-	-	2,543,316

Robert E. Farnham

Change of Control	299,815	1,391,354	-	452,083	1,429,325	32,612	3,605,189

Death or Disability (6)	299,815	636,127	-	175,000	-	-	1,110,942

Timothy R. Parry

Change of Control	294,203	869,594	-	282,551	1,429,325	32,612	2,908,285

Death or Disability (6)	294,203	397,580	-	109,375	-	-	801,158

Joseph C. Meek

Change of Control	17,383	130,947	-	284,484	1,140,838	438,052	2,011,704

Death or Disability (6)	17,383	-	-	173,813	-	-	191,196

(1)	The amounts attributable to the vesting of stock awards in the event of a change of control have been calculated by multiplying the closing price of our common stock on December 31, 2009, which was $7.27, by the applicable number of unvested shares subject to the award. In the event of a change of control, restricted stock dividends and interest that are held in escrow would automatically vest and become payable to our named executive officers; however, there were no such amounts at December 31, 2009.

(2)	The amounts payable in the event of a change of control have been calculated by subtracting the exercise price of all applicable unvested in-the-money stock options from the closing price of our common stock on January 13, 2010 ($8.27), that being the highest price in the 60-day period before and after December 31, 2009, and multiplying the resulting amount by the applicable number of shares underlying such stock options.

(3)	Contingent cash compensation under the 2008 Program and the 2009 Program is fully vested upon the occurrence of a change of control. Disclosed in this column is the dollar amount of unvested contingent cash compensation under the 2008 Program and the 2009 Program as of December 31, 2009 that would vest upon the occurrence of a change of control.

(4)	The actuarial retirement benefit was calculated using a 3.28% discount rate, which represented the annual interest rate on ten-year U.S. Treasury securities on December 1, 2009, as required by the Supplemental Plan upon a change of ownership. The other actuarial assumptions used to derive the pension benefits described under “Pension Benefits at December 31, 2009” on page 61 remained the same.

(5)

For purposes of the schedule, we assumed that each of our named executive officers is already in the highest federal income tax bracket (i.e., 35%) and has paid the maximum annual FICA tax required for the year ended December 31, 2009. We further assumed that no state income taxes would result from the change in control payments attributable to the Supplemental Plan, primarily because state income taxes are generally not assessed on individuals domiciled in Florida. Excise taxes and the related Supplemental Plan tax gross up amount have been included in the above table for Messrs. Newsome, Curry and Meek; however, no such amounts were necessary for Messrs. Farnham and Parry.

(6)	In the event of death or disability, the amounts payable and the vesting of stock awards will be governed by the underlying compensation programs or individual award agreements, which generally provide for accelerated vesting or continued vesting over a 36-month period following the occurrence of either event. Moreover, no retirement benefits are provided under the Supplemental Plan in the event of death or disability prior to attaining normal or early retirement age.

Director Compensation Programs

Attracting and retaining highly qualified directors is fundamental to our ability to continue to improve the quality of the health care services delivered by our health care facilities and our ability to increase stockholder value. The compensation paid to our independent directors for service on the board of directors and board committees is determined by the compensation committee. Generally, the compensation committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our board. Our director compensation program consists of both cash and equity components. We also reimburse our directors for reasonable expenses incurred in connection with their attendance at board and committee meetings and educational seminars.

Only our independent directors receive the compensation described below under “Cash Compensation” and “Stock Compensation.” Mr. Newsome, our president and chief executive officer, is not considered to be independent under applicable New York Stock Exchange and Securities and Exchange Commission rules.

Mr. Schoen, our non-executive chairman of the board, is presently receiving a $1.0 million annual payment under the Supplemental Plan, which he is entitled to receive during his lifetime due to his prior service as our chief executive officer. Mr. Schoen’s benefit under the Supplemental Plan is not related to or otherwise increased or enhanced based on Mr. Schoen’s service as a member of our board of directors or as our non-executive chairman of the board. In the event Mr. Schoen’s spouse survives him, she will continue to receive the same annual retirement payment for her life, but in no event for more than ten years after his death. For more information regarding the Supplemental Plan, see “Pension Benefits at December 31, 2009” on page 61.

Cash Compensation

Each of our independent directors was paid $10,000 per quarter during 2009 for his or her service as a director. The chairman of each of our audit committee, compensation committee, and corporate governance and nominating committee also receives $5,000 per annum.

Additionally, each independent director receives $5,000 for each board meeting attended and each respective committee member receives the following fees: $5,000 for each executive committee meeting attended; $3,000 for each audit committee meeting attended; $1,500 for each corporate governance and nominating committee meeting attended; and $1,500 for each compensation committee meeting attended.

In response to general economic and industry conditions, on December 4, 2008, Mr. Schoen notified us that he would voluntarily forego all cash compensation that would otherwise be paid to him through December 31, 2009 in conjunction with his service to us as our non-executive chairman of the board and the chairman of the executive committee. As such, Mr. Schoen did not receive any cash compensation during 2009.

In connection with its role in designing and implementing compensation programs for our directors, the compensation committee requested that Towers Watson complete a study regarding the competitiveness of our independent director compensation programs. That study included an analysis of the independent director compensation practices and remuneration for our peer group, which is identified at page 41. After reviewing the Towers Watson report that was issued in November 2009, discussing the information included therein and taking into account that no changes were made to director cash compensation during 2009 and 2008, the compensation committee increased the quarterly director fee from $10,000 to $13,750 per director. There were no other changes to our independent director compensation programs, except for modifications to the annual director restricted stock awards and certain compensation for our chairman of the board, both of which are discussed below.

Mr. Schoen’s duties and responsibilities include, among other things, scheduling board meetings, preparing agendas and reviewing our business plans, budgets, business strategies, financial statements and other financial information. Mr. Schoen also periodically reviews our commercial and investment banking relationships and any contemplated capital markets transactions. As discussed above, Mr. Schoen waived his cash compensation for 2009. In consideration of the comparable peer information and corresponding recommendations in the November 2009 Towers Watson report, the compensation committee determined that Mr. Schoen shall receive the abovementioned independent director fees as well as an additional amount to compensate him for his duties as our non-executive chairman of the board. During 2010, Mr. Schoen will receive $145,000 for those duties.

Stock Compensation

On January 1, 2009, each of our independent directors received an annual restricted stock award of 12,000 shares under our 2006 Outside Director Restricted Stock Award Plan, referred to in this proxy statement as the Outside Director Plan. The shares of common stock underlying the restricted stock awards granted under the Outside Director Plan and any escrowed dividends and interest thereon vest in equal installments over four years (assuming continuous service on the board). After reviewing the November 2009 Towers Watson report, the compensation committee (1) increased the annual restricted stock award for each independent director from 12,000 shares to 20,000 shares for the January 1, 2010 grant date; and (2) intends to grant annual stock awards with a value of approximately $130,000 to each independent director, other than Mr. Schoen, on each January 1 thereafter. Mr. Schoen’s corresponding annual stock award will be valued at approximately $75,000. The stock awards to be granted after January 1, 2010 are contingent upon our stockholders approving Amendment No. 2 to the EICP at the 2010 annual meeting because less than 18,000 shares remain available for issuance under the Outside Director Plan.

For awards granted under the Outside Director Plan on or prior to January 1, 2010, in the event of the death of a plan participant prior to the complete vesting of an award, the unvested portion of an award vests in accordance with its terms, only with respect to that portion of an award that would otherwise vest at the conclusion of the grant year in which the death of a plan participant occurs. In the event a plan participant is no longer a “non-employee director,” as defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended, only the unvested portion of an award that would otherwise vest at the conclusion of the grant year in which the participant ceases to be a non-employee director will vest. All other portions of an award, as of the date of the plan participant’s death or the date upon which the plan participant is no longer a non-employee director, will be forfeited.

Prior to the vesting of any shares of common stock represented by restricted stock awards under the Outside Director Plan, a plan participant will have all of the other rights of a stockholder with respect to such shares, including the right to receive dividends and the right to vote such shares at any stockholders’ meeting. Any dividends paid by us with respect to the common stock represented by unvested restricted stock awards are held by us in a special segregated interest-bearing escrow account. If shares of restricted stock are forfeited by a plan participant, such dividends and related interest will be forfeited as well and will be transferred to our general operating account. If the applicable service conditions are met, such dividends and related interest will be paid directly to the plan participant.

If our board of directors so determines, in its discretion, we may make a cash payment to a plan participant in connection with: (1) the grant of restricted stock awards pursuant to the Outside Director Plan; (2) the vesting or lapsing of restrictions applicable to a restricted stock award under the Outside Director Plan; or (3) the payment by a plan participant of any taxes related thereto. No such payments were made by us during 2009.

Stock Ownership Objectives

On May 23, 2006, the corporate governance and nominating committee established ownership objectives for our independent directors as listed below.

Ownership Objective	Common stock or equivalents with an aggregate value equal to at least five times the annual cash retainer payable to such independent director.

Target Dates	Within a five-year period of joining the board of directors, and by May 23, 2011 for those independent directors serving on the board on May 23, 2006.

The corporate governance and nominating committee monitors the progress made by our independent directors in achieving their stock ownership objectives. During February 2010, the corporate governance and nominating committee reviewed director compliance with the above stock ownership objectives and determined that all of our directors were compliant.

2009 Director Summary Compensation Table

The table below presents information regarding the compensation of our directors during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash	Stock Awards (3) (4) (5)	All Other Compensation	Total

Kent P. Dauten	$ 102,500	$ 21,480	$-	$ 123,980

Donald E. Kiernan	95,000	21,480	-	116,480

Robert A. Knox	78,500	21,480	-	99,980

William E. Mayberry, M.D.	89,000	21,480	-	110,480

Gary D. Newsome (1)	-	-	-	-

Vicki A. O’Meara	71,000	21,480	-	92,480

William J. Schoen (2)	-	21,480	249,528 (2)	271,008

William C. Steere, Jr.	66,000	21,480	-	87,480

Randolph W. Westerfield, Ph.D.	89,000	21,480	-	110,480

(1)	Mr. Newsome is not an independent director under applicable New York Stock Exchange and Securities and Exchange Commission rules and, therefore, he did not receive the compensation described under “Cash Compensation” and “Stock Compensation” on pages 66 and 67. All compensation paid to Mr. Newsome is presented in the 2009 Summary Compensation Table on page 54.

(2)	Although Mr. Schoen is not an employee of the company or any of its subsidiaries, he is entitled to the use of our aircraft for personal and business related travel as a result of his prior service as our chief executive officer. The aggregate amount of Mr. Schoen’s personal use of our aircraft during 2009 was $161,900, calculated using the same methodology as described at footnote 6 to the 2009 Summary Compensation Table on page 54. Mr. Schoen and his spouse are also entitled to either lifetime health care coverage in accordance with the terms of the health plans available to our executive officers or Medicare supplement insurance that provides benefits equivalent to those available under our health plans. As our chairman of the board, Mr. Schoen receives the same perquisites as we provide to our named executive officers. In addition to personal use of our aircraft, during 2009 Mr. Schoen’s perquisites included $19,309 for automobile lease expenses, health insurance payments of $3,727 and a club membership allowance, along with other related payments, of $64,592.

(3)	Each independent director was granted 12,000 shares of restricted stock during 2009 under the Outside Director Plan. The amounts presented in this column represent the estimated grant date fair value for each such award (i.e., $21,480) calculated in accordance with GAAP on the same basis as disclosed at footnote 3 to the 2009 Summary Compensation Table on page 54. These amounts do not reflect the actual value that may be realized by the recipients.

(4)	The table below summarizes the aggregate number of unvested restricted stock awards and the aggregate number of fully vested stock option awards for each of our the independent directors as of December 31, 2009.

	Restricted Stock Awards	Stock Option Awards

Kent P. Dauten	23,625	11,250

Donald E. Kiernan	23,625	16,250

Robert A. Knox	23,625	11,250

William E. Mayberry, M.D.	23,625	20,000

Vicki A. O’Meara	23,625	-

William J. Schoen	12,000	456,670

William C. Steere, Jr.	23,625	15,000

Randolph W. Westerfield, Ph.D.	23,625	11,250

(5)	The amounts disclosed in this column do not include dividends and interest on restricted stock awards, which are held in a segregated interest-bearing escrow bank account until the shares vest, at which time the dividends and interest with respect to the vested shares are remitted to the director. Aggregate dividends and interest of $28,457 were held by us in such escrow account for each of our independent directors (other than Mr. Schoen) as of December 31, 2009.

Compensation Committee Interlocks and Insider Participation

During 2009, no member of the compensation committee: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

CERTAIN TRANSACTIONS

Transactions between the company and an officer or director or their immediate family members are subject to review by the corporate governance and nominating committee. Although the corporate governance and nominating committee has not established a written policy regarding the approval of related party transactions, when evaluating these transactions, the committee considers, among other factors:

•	the nature of the transaction and the costs incurred by the company or payments made to the company;

•	the benefits associated with the transaction and whether comparable or alternative goods or services are available from unrelated parties on similar terms;

•	the business advantage the company gains by engaging in the transaction;

•	the significance of the transaction to the company and the related party;

•	management’s determination as to whether the transaction is in the company’s best interests; and

•	whether the transaction is as favorable to the company as would be available from non-related entities in comparable transactions.

If a related party transaction subject to review directly or indirectly involves a member of the corporate governance and nominating committee (or an immediate family member or domestic partner), the remaining committee members and our general counsel conduct such review. The corporate governance and nominating committee is also responsible for approving all related party transactions. More information regarding the corporate governance and nominating committee can be found under the heading “Corporate Governance and Nominating Committee” on page 31.

Certain Legal Proceedings Involving Our Directors and Executive Officers

For information regarding actions involving certain of our executive officers and directors, see Part I, Item 3 of our annual report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2009, all of our directors and executive officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with the exception of Ms. O’Meara, who filed one late report disclosing one transaction, Mr. Curry, who filed two late reports disclosing one transaction in each such filing, and Mr. Farnham and Mr. Parry, who each filed one late report disclosing one transaction. In making this statement, we relied solely on the written representations of our directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2011 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2011 annual meeting of stockholders, we must receive stockholder proposals submitted for inclusion in our proxy materials no later than December 6, 2010. We will not include in our proxy materials stockholder proposals received after this date. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2011 annual meeting of stockholders if we receive such proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2011 annual meeting of stockholders, we must receive stockholder proposals that are not submitted for inclusion in our proxy materials no later than February 19, 2011. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2011 annual meeting of stockholders. Stockholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To curtail waste and reduce costs and in accordance with Securities and Exchange Commission rules, we deliver only one set of required proxy materials to multiple stockholders sharing an address, unless we receive contrary instructions from one or more of such stockholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Broadridge Householding Department at the telephone number and address noted below, a separate copy of our proxy materials to each stockholder at a shared address to which a single copy of the materials was delivered. Stockholders who wish to receive a separate copy of our required proxy materials in the future should contact Broadridge’s Householding Department, either by calling toll free at (800) 542-1061, or by writing to Broadridge, Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Finally, stockholders sharing an address who currently receive multiple copies of our required proxy materials, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting Broadridge’s Householding Department at the same number or address.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

You can obtain a copy of our annual report to stockholders and our annual report on Form 10-K for the year ended December 31, 2009 by accessing our Internet website at www.hma.com under the heading “Investor Relations.” These reports include our audited consolidated financial statements along with other information about us, which we encourage you to read. The information contained on our website is not a part of this proxy statement.

You can also obtain a copy of all other periodic reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov. If you would like a copy of our 2009 Form 10-K, excluding certain exhibits, please contact Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary. We will provide a copy without charge.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that may be presented for action at the annual meeting. Should any other matters come before the annual meeting, however, the persons named in this proxy statement will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy R. Parry
Corporate Secretary

April 5, 2010

EXHIBIT A

AMENDMENT NO. 2

TO THE

HEALTH MANAGEMENT ASSOCIATES, INC.

AMENDED AND RESTATED 1996 EXECUTIVE INCENTIVE COMPENSATION

PLAN

Effective February 16, 2010

WHEREAS, Health Management Associates, Inc., a Delaware corporation (the “Company”), has established the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, effective December 12, 1995, as heretofore amended and restated effective May 13, 2008 (together with Amendment No. 1, the “1996 EICP”); and

WHEREAS, pursuant to Section 10(e) of the 1996 EICP, the Board of Directors of the Company has authorized, approved and adopted the amendments to the 1996 EICP set forth herein (the “Amendments”);

NOW, THEREFORE, the 1996 EICP is hereby amended, effective February 16, 2010, as set forth below:

1.	Section 1 of the 1996 EICP is hereby amended to provide in its entirety as follows:

“The purpose of this 1996 Executive Incentive Compensation Plan (the “Plan”) is to assist Health Management Associates, Inc., a Delaware corporation (the “Company”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, other employees, directors, and physicians and other clinicians who serve as advisors and consultants, thus enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interest between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.”

2.	Section 2(o) of the 1996 EICP is hereby amended to provide in its entirety as follows:

““Eligible Person” means each executive officer of the Company (as defined under the Exchange Act), other officers and employees of the Company or of any subsidiary, directors, and physicians and other clinicians who serve as advisors or consultants to the Company or any subsidiary and who provide bona fide services to the Company or any subsidiary. An employee on leave of absence

A-1

may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.”

3. Except as amended hereby, the 1996 EICP shall remain in full force and effect in accordance with its terms.

This Amendment No. 2 to the Health Management Associates, Inc. Amended and Restated 1996 Executive Incentive Compensation Plan was authorized, approved and adopted by the Board of Directors of the Company on February 16, 2010.

/s/ Timothy R. Parry
Timothy R. Parry, Corporate Secretary

A-2

HEALTH MANAGEMENT ASSOCIATES, INC. 5811 PELICAN BAY BLVD. SUITE 500 NAPLES, FL 34108-2710

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M22486-P90964	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

HEALTH MANAGEMENT ASSOCIATES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.	☐	☐	☐
1. Election of Directors
Nominees:

        01)    William J. Schoen           06)    William E. Mayberry, M.D.

        02)    Gary D. Newsome          07)    Vicki A. O'Meara

        03)    Kent P. Dauten               08)    William C. Steere, Jr.

        04)    Donald E. Kiernan          09)    Randolph W. Westerfield, Ph.D.

        05)    Robert A. Knox

					For	Against	Abstain

2.     To approve a proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, the sole purpose of which is to expand the class of eligible participants under the plan to include non-employee members of our board of directors.

					☐	☐	☐

3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.					☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2010 Annual Meeting of Stockholders

Tuesday, May 18, 2010 at 1:30 p.m., local time, at

Ritz-Carlton Golf Resort Naples

2600 Tiburón Drive, Naples, Florida 34109

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or his or her designated proxy and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Thank you for your proxy submission.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form of Proxy and Annual Report/Form 10-K Wrap are available at
www.proxyvote.com.

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼
M22487-P90964

PROXY

HEALTH MANAGEMENT ASSOCIATES, INC.

2010 Annual Meeting of Stockholders

The undersigned hereby appoints WILLIAM J. SCHOEN and TIMOTHY R. PARRY, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Golf Resort Naples, 2600 Tiburón Drive, Naples, Florida 34109, on Tuesday, May 18, 2010 at 1:30 p.m., local time, and any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and each matter to be voted on at the annual meeting has been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the nine named nominees for director, FOR the proposal to amend the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, the sole purpose of which is to expand the class of eligible participants under the plan to include non-employee members of the Company’s Board of Directors, and FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 5, 2010, describing more fully the proposals set forth herein.

(continued and to be signed on the reverse side)